UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
———————————————————————————————————————

4)	Proposed maximum aggregate value of transaction: ———————————————————————————————————————
5)	Total fee paid: ———————————————————————————————————————

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ———————————————————————————————————————
2)	Form, Schedule or Registration Statement No.: ———————————————————————————————————————
3)	Filing Party: ———————————————————————————————————————
4)	Date Filed: ———————————————————————————————————————

Notice of Fiscal 2018 Annual Meeting of Stockholders and
Proxy
Statement

December 4, 2018 at 10 a.m., Eastern Time
68 South Service Road, Lower Level Auditorium
Melville, NY 11747

Proof of ownership required for admission See Part 1 – “About the Proxy Statement” for details on admission requirements to attend the Annual Meeting of Stockholders.

2018 Proxy Statement

NOTICE OF FISCAL 2018 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

November 16, 2018 Dear Stockholder:
On behalf of the Board of Directors (the “Board”) and management, we cordially invite you to attend the Fiscal 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”). The Annual Meeting will be held at 10 a.m. on December 4, 2018 at our corporate headquarters located at 68 South Service Road, Lower Level Auditorium, Melville, New York, 11747. The Notice of Fiscal 2018 Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

Your Board recommends that you promptly vote “FOR” Proposals 1, 2, 3 and 4 on the enclosed proxy card. It is important that your shares are voted at the Annual Meeting. Whether or not you are able to attend in person, the prompt execution and return of the enclosed proxy card in the envelope provided or submission of your proxy and voting instructions over the Internet or by telephone will assure that your shares are represented at the Annual Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2018 Annual Meeting of Stockholders to be Held on December 4, 2018.

Our Proxy Statement and Fiscal 2018 Annual Report are available at:
www.proxyvote.com and www.comtechtel.com

On behalf of everyone at Comtech, we thank you for your ongoing interest and investment in our Company. We are committed to acting in your best interests. Sincerely,
Fred Kornberg Chairman, Chief Executive Officer and President
Your vote is extremely important. If you have any questions or require any assistance voting your shares, please contact Comtech’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

2018 Proxy Statement

NOTICE OF FISCAL 2018 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

Date	December 4, 2018
Time	10:00 a.m., Eastern Time
Place	68 South Service Road, Lower Level Auditorium, Melville, NY 11747

Record Date	In order to vote, you must have been a stockholder at the close of business on October 31, 2018

Proxy Voting
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold in order that we have a quorum. Whether you plan to be present at the Annual Meeting in person, or not, please complete, sign, date and mail the enclosed proxy card in the accompanying envelope (to which you need affix no postage if mailed within the United States) or submit your proxy and voting instructions over the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.

Your vote is extremely important
If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

Items of Business
1.    To elect Robert G. Paul and Lawrence J. Waldman to serve as members of the Company’s Board of Directors for terms expiring at the Company’s first annual meeting following the end of its fiscal year ending July 31, 2021.

2.    To conduct an advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

3.    To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending July 31, 2019.

4.    To approve the Company's Second Amended and Restated 2001 Employee Stock Purchase Plan, which includes an increase in the number of shares of the Company's Common Stock available for purchase under the Plan.

Admission to Meeting	Proof of share ownership will be required to enter the Annual Meeting. See Part 1 – “About the Proxy Statement” for details.

By Order of the Board of Directors,

Nancy M. Stallone
Vice President of Finance and Corporate Secretary
November 16, 2018

2018 Proxy Statement

2018 Proxy Statement

2018 Proxy Statement

Proxy Summary

This summary highlights information contained within this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders' Meeting			Meeting Agenda
Date	December 4, 2018
Election of Two Directors

An advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement

Ratification of the selection of our independent registered public accounting firm
                                                                                                                                                         Approval of the Company's Second Amended and Restated 2001 Employee Stock Purchase Plan

Time	10 a.m., Eastern Time
Place	68 South Service Road, Lower Level Auditorium, Melville, NY 11747

Record Date	Stockholders as of October 31, 2018 are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Voting matters and vote recommendation
Item		Board recommendation	Reasons for recommendation	More info
1.	Election of two directors	FOR
The Board and Nominating and Governance Committee believe that the two Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.
Page 55
2.	Approval (on an advisory basis) of the compensation of the Named Executive Officers as disclosed in this Proxy Statement	FOR	Our executive compensation programs demonstrate the continuing evolution of our pay for performance philosophy and reflect the input of stockholders from our extensive outreach efforts.	Page 56
3.	Ratification of selection of independent registered public accounting firm	FOR	The Audit Committee of the Board of Directors believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page 57
4.	Approval of the Company's Second Amended and Restated 2001 Employee Stock Purchase Plan	FOR
The approval of the Second Amended and Restated 2001 Employee Stock Purchase Plan will encourage employee ownership of Comtech stock, which helps align the interests of our employees with those of our stockholders.
Page 58
Vote in advance of the meeting				Vote in person
Internet		Telephone	Mail	In person at the meeting
Vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card & following the steps outlined on the secure website.		Call the toll-free number on your proxy card at any time, and follow the recorded instructions.	Sign, date, and return the enclosed proxy card in the postage-paid envelope provided.	See Part 1 – “About the Proxy Statement” for details on admission requirements to attend the Annual Meeting.

2018 Proxy Statement

ABOUT THE PROXY STATEMENT

Questions and Answers

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•
Election of Robert G. Paul and Lawrence J. Waldman to serve as members of the Company’s Board of Directors for terms expiring at the Company’s first annual meeting following the end of its 2021 fiscal year;

•	An advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year;

•	Approval of the Company's Second Amended and Restated 2001 Employee Stock Purchase Plan, which includes an increase in the number of shares available for purchase under the Plan; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who may attend the Annual Meeting?

Only stockholders of the Company and its invited guests may attend the Annual Meeting. Proof of ownership of Comtech Common Stock, along with personal identification (such as a driver’s license or passport), must be presented to be admitted to the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting in person, you must bring a brokerage statement or other proof of ownership as of the close of business on October 31, 2018 to be admitted to the Annual Meeting. Please note that a street-name stockholder who wishes to vote in person at the Annual Meeting will need to provide a legal proxy from its bank, broker or other holder of record.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on October 31, 2018, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Each share of our Common Stock is entitled to one vote. There is no cumulative voting.

When are the proxy materials first being sent or given to stockholders?

The Notice of the Annual Meeting, Proxy Statement and form of proxy or voting instruction card are being mailed starting on or about November 16, 2018.

2018 Proxy Statement 1

ABOUT THE PROXY STATEMENT

How do stockholders vote?

Stockholders may vote at the Annual Meeting in person or by proxy. Whether you plan to attend the Annual Meeting in person or not, we urge you to vote by doing one of the following:

● Vote via the Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card and following the steps outlined on the secure website.

● Vote by Telephone: You can also vote your shares by calling the number (toll-free in the United States and Canada) indicated on your proxy card at any time and following the recorded instructions.

● Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.

If you are a beneficial owner, or you hold your shares in “street name,” please follow the instructions provided by your bank, broker or other holder of record with respect to voting your shares.

If a stockholder gives a proxy, how are the shares voted?

Proxies received by us will be voted at the Annual Meeting in accordance with the instructions given by you on the proxy card that you return or by telephone or Internet.

If you sign and return your proxy card, but do not give voting instructions, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies. The proxies named on the proxy card are Fred Kornberg, Chairman, Chief Executive Officer (“CEO”) and President of Comtech and Michael D. Porcelain, Senior Vice President and Chief Operating Officer (“COO”) of Comtech.

Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote such shares on routine matters, but not on other matters. At the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019 (Proposal No. 3) is a matter considered routine under applicable rules. Accordingly, brokers and nominees will not have discretionary authority to vote on the following matters at the Fiscal 2018 Annual Meeting of Stockholders:

•	The election of members to our Board of Directors; and

•	The advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement; and

•	The Second Amended and Restated 2001 Employee Stock Purchase Plan.

If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

It is possible that matters other than those described in this Proxy Statement may be brought before stockholders at the Annual Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the proxies will vote your shares on the matter as recommended by the Board of Directors or, if no recommendation is given, the proxies will vote your shares in their discretion. In any event, the proxies will comply with the rules of the Securities and Exchange Commission (“SEC”) when acting on your behalf on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Annual Meeting.

2018 Proxy Statement 2

ABOUT THE PROXY STATEMENT

How are proxies changed or revoked?

You may change any vote by proxy or revoke a proxy before it is exercised by filing with the Secretary of Comtech a notice of revocation, by submitting a duly executed later-dated proxy by mail, telephone or via the Internet, or by attending the Annual Meeting and voting in person by ballot. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

What should I do if I receive more than one proxy card?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please execute and return each proxy card or, if you choose to vote by telephone or by Internet, please vote using each proxy you receive. Only your latest dated proxy for each account will be voted.

How many shares are outstanding and what constitutes a quorum?

At the close of business on October 31, 2018, the record date for the Annual Meeting, 23,905,527 shares of Common Stock were outstanding. Stockholders entitled to vote at least a majority of the shares that all stockholders are entitled to vote must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. “Abstentions” and broker non-votes count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Two Directors. The election of the two director nominees will require the affirmative vote of a majority of the shares voted in person or by proxy.

Approval (on an advisory basis) of the Compensation of the Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares voted in person or by proxy.

Ratification of Selection of Accounting Firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019 will require the affirmative vote of a majority of the shares voted in person or by proxy.

Amendment to the Company's 2001 Employee Stock Purchase Plan. The approval of the Second Amended and Restated 2001 Employee Stock Purchase Plan will require the affirmative vote of a majority of the shares voted in person or by proxy.

Other Matters. Approval of any other matter that comes before the Fiscal 2018 Annual Meeting of Stockholders generally will require the affirmative vote of a majority of the shares voted in person or by proxy although a different number of affirmative votes may be required, depending on the nature of such matter.

How do abstentions and broker non-votes affect the outcome of a vote?

Abstentions and broker non-votes with respect to any matter for which the vote required is a majority of the shares voted in person or by proxy on the proposal (i.e., the election of two directors, the advisory vote on executive compensation, the ratification of Deloitte & Touche LLP and the amendment to the Company's 2001 Employee Stock Purchase Plan) will not affect the outcome of such vote because abstentions and broker non-votes are not considered to be votes cast under our By-Laws or under the laws of the State of Delaware (our state of incorporation). Abstentions and broker non-votes will be considered shares present for purposes of quorum.

2018 Proxy Statement 3

ABOUT THE PROXY STATEMENT

What does our Board of Directors recommend?

The Board of Directors unanimously recommends that you vote by proxy as follows:

•	Proposal No. 1 - FOR the election of the two nominees proposed by the Company for election as directors;

•	Proposal No. 2 - FOR the proposal to approve (on an advisory basis) the compensation of the Named Executive Officers as disclosed in this Proxy Statement;

•	Proposal No. 3 - FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019; and

•	Proposal No. 4 - FOR approval of the Company's Second Amended and Restated 2001 Employee Stock Purchase Plan.

Other Business and Information

We have enclosed our Annual Report for fiscal 2018 together with this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

The Board of Directors does not know of any other matters to be presented at the Fiscal 2018 Annual Meeting of Stockholders. If other matters do come before the Fiscal 2018 Annual Meeting of Stockholders, the persons acting pursuant to the proxy will vote on them in their discretion.

Proxies may be solicited by mail, email, fax, telephone, telegram, and personally by directors, officers and other employees of Comtech who will not receive incremental pay as a result of any potential solicitation. The Company has also engaged Innisfree M&A Incorporated (“Innisfree”) to assist it in connection with soliciting proxies and has agreed to pay Innisfree a fee not to exceed $15,000, plus reimbursement of expenses. The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of the engagement.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

The cost of soliciting proxies will be borne by Comtech.

A complete list of stockholders entitled to vote at the Fiscal 2018 Annual Meeting of Stockholders will be available for inspection beginning November 24, 2018 at the Company’s headquarters located at 68 South Service Road, Suite 230, Melville, New York 11747.

Our Internet website is www.comtechtel.com, and we make available on our website our filings with the SEC including annual reports, quarterly reports, current reports and any amendments to those filings. We also use our website to disseminate other material information to our investors (on the Home Page and in the “Investor Relations” section). Among other things, we post on our website our press releases and information about our public conference calls (including the scheduled dates, times and the methods by which investors and others can listen to those calls), and we make available for replay webcasts of those calls and other presentations.

We use social media and the Internet to communicate with investors, including information about our stockholder meetings. Information and updates about our Fiscal 2018 Annual Meeting have been and will continue to be posted on our website at www.comtechtel.com in the "Investor Relations" section. The reference to our website address does not constitute incorporation by reference of any other information contained therein into this Proxy Statement.

2018 Proxy Statement 4

ABOUT THE PROXY STATEMENT

The Fiscal 2018 Annual Meeting of Stockholders may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

We have previously adopted a procedure approved by the SEC called “householding.” Under this procedure, unless we have received contrary instructions from a stockholder, we satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to the address of those stockholders. Each stockholder who participates in householding will continue to receive a separate proxy card. This procedure reduces our printing costs and postage fees.

If you wish to participate in householding for future Annual Meetings or are currently participating in householding and wish to receive separate copies of the proxy materials for the Fiscal 2018 Annual Meeting of Stockholders or future Annual Meetings, then please contact the Secretary of the Company by writing to 68 South Service Road, Suite 230, Melville, New York 11747 or calling (631) 962-7000.

We will promptly deliver separate copies of the proxy materials for the Fiscal 2018 Annual Meeting of Stockholders upon receiving your request.

Other Business

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as known to our Board of Directors, no matters are to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting.

As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

2018 Proxy Statement 5

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Table of Principal Stockholders

This table provides the number of shares beneficially owned by principal stockholders who the Company believes beneficially own more than five percent of our outstanding Common Stock, as of the date stated in the below footnotes.

The information in this table is based upon the latest filings of Schedule 13G or 13G/A as filed by the respective stockholder with the SEC.

We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on October 31, 2018.

Unless otherwise indicated, the stockholder had sole voting and sole dispositive power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	3,141,364	13.1%
Huber Capital Management, LLC (2) 2321 Rosecrans Ave, Suite 3245 El Segundo, CA 90245	2,465,338	10.3%
Dimensional Fund Advisors, L.P. (3) Building One, 6300 Bee Cave Road Austin, TX 78746	1,993,992	8.3%
Royce & Associates, L.P. (4) 745 Fifth Avenue New York, NY 10151	1,425,408	6.0%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	1,350,470	5.6%

(1)
The information is based on a Schedule 13G filed by BlackRock Inc. with the SEC, reporting beneficial ownership as of December 31, 2017. Of the shares reported in the table as beneficially owned, BlackRock, Inc. had sole voting power over 3,078,078 shares and sole dispositive power over all of the shares. The Schedule 13G also discloses that Blackrock Fund Advisors, a subsidiary of BlackRock, Inc., is the beneficial owner of more than five percent of the Company's outstanding Common Stock.

(2)
The information is based on a Schedule 13G/A filed by Huber Capital Management, LLC with the SEC, reporting beneficial ownership as of December 31, 2017. Of the shares reported in the table as beneficially owned, Huber Capital Management, LLC had sole voting power over 1,103,351 shares and sole dispositive power over all of the shares.

(3)
The information is based on a Schedule 13G filed by Dimensional Fund Advisors, L.P. with the SEC, reporting beneficial ownership as of December 31, 2017. Of the shares reported in the table as beneficially owned, Dimensional Fund Advisors, L.P. had sole voting power over 1,920,806 shares and sole dispositive power over all of the shares.

(4)	The information is based on a Schedule 13G filed by Royce & Associates, L.P. with the SEC, reporting beneficial ownership as of December 31, 2017.

(5)
The information is based on a Schedule 13G filed by The Vanguard Group with the SEC, reporting beneficial ownership as of December 31, 2017. Of the shares reported in the table as beneficially owned, The Vanguard Group had sole voting power over 26,252 shares, shared voting power over 1,000 shares, sole dispositive power over 1,325,953 shares, and shared dispositive power over 24,517 shares.

2018 Proxy Statement 6

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Table of Shares Beneficially Owned by Directors and Named Executive Officers

The table below shows the beneficial ownership of our Common Stock of each of our directors, each person who served as our Chief Executive Officer or Chief Financial Officer during fiscal 2018, and the three highest paid executive officers other than our Chief Executive Officer or our Chief Financial Officer (collectively, the “Named Executive Officers” or “NEOs”) and all current directors and executive officers as a group, as of October 31, 2018.

Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

Name	Shares Beneficially Owned on October 31, 2018 (1)	Percent of Class

Non-employee Directors (listed alphabetically):
Edwin Kantor	40,375	*
Ira S. Kaplan	32,540	*
Robert G. Paul	36,281	*
Dr. Yacov A. Shamash	9,536	*
Lawrence J. Waldman	23,560	*

Named Executive Officers (listed alphabetically):
John Branscum, Jr.	147,970	*
Richard L. Burt	140,181	*
Fred Kornberg	1,014,899	4.2%
Michael D. Porcelain (2)	302,254	1.3%
Nancy M. Stallone	21,607	*
All current directors and executive officers as a group (11 persons) (2)	1,818,102	7.3%
_____________________
* Less than one percent

(1)
Includes: (i) 2,687 stock units held by Mr. Paul, (ii) 9,375 restricted stock units held by Mr. Kantor, 13,531 restricted stock units held by Mr. Kaplan, 10,684 restricted stock units held by Mr. Paul, 6,074 restricted stock units held by Dr. Shamash, and 6,208 restricted stock units held by Mr. Waldman (iii) 12,435 performance shares held by Mr. Kornberg and 2,605 performance shares held by Mr. Branscum, (iv) 5,072 share units held by Mr. Porcelain, and (v) the following shares of our Common Stock underlying stock options with respect to which such persons have the right to acquire beneficial ownership within 60 days from October 31, 2018: Mr. Kantor 30,000 shares; Mr. Kaplan 15,000 shares; Mr. Paul 7,500 shares; Mr. Waldman 13,890 shares; Mr. Branscum 111,650 shares; Mr. Burt 39,700 shares, Mr. Kornberg 512,800 shares; Mr. Porcelain 227,750 shares; and all current directors and executive officers as a group 985,095 shares. We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding.

(2)
Mr. Porcelain served as our Chief Financial Officer through September 30, 2018. Effective October 1, 2018, Mr. Porcelain was promoted to the position of Chief Operating Officer and Mr. Bondi was promoted to Chief Financial Officer. The caption, all current directors and executive officers as a group, includes 48,899 shares beneficially owned by Mr. Bondi on October 31, 2018.

2018 Proxy Statement 7

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, if any, to file with the SEC reports of ownership, and reports of changes in ownership, of our equity securities. Such persons must furnish copies of all such reports that they file to us. Based solely on a review of such reports and written representations of our directors and executive officers, we are not aware that any such person failed to timely file such reports during fiscal 2018.

Directors and Executive Officers

Name	Principal Occupation	Age	For Term Expiring In	Served As Director Since

Directors nominated for election at Fiscal 2018 Annual Meeting:
Robert G. Paul	Private Investor	76	2021	2007
Lawrence J. Waldman	Senior Advisor at First Long Island Investors, LLC	72	2021	2015
Continuing Directors (in order of expiration of current term):
Fred Kornberg	Chairman, CEO and President of Comtech	82	2019	1971
Edwin Kantor	Executive Director of Colony S2K Partners LLC	86	2019	2001
Ira S. Kaplan	Private Investor	82	2020	2002
Dr. Yacov A. Shamash	Vice President of Economic Development at Stony Brook University	68	2020	2016
Other Executive Officers (listed alphabetically):
Michael Bondi	Chief Financial Officer	45	-	-
John Branscum, Jr.	Senior Vice President; President of Comtech EF Data Corp. and Xicom Technology, Inc.	59	-	-
Richard L. Burt	Senior Vice President of Comtech; President of Comtech Systems, Inc.	77	-	-
Michael D. Porcelain	Senior Vice President; Chief Operating Officer (formerly Chief Financial Officer) of Comtech (1)	49	-	-
Nancy M. Stallone	Vice President of Finance and Corporate Secretary	58	-	-

(1)	Mr. Porcelain served as our Chief Financial Officer through September 30, 2018. Effective October 1, 2018, Mr. Porcelain was promoted to the position of Chief Operating Officer.

2018 Proxy Statement 8

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Our Nominees’ Biographies and Director Qualifications

Robert G. Paul

Biography

Mr. Paul has been a director of Comtech since March 2007. He currently serves on the board of directors of Kemet Corporation, and previously served on the boards of directors of Rogers Corporation and Andrew Corporation. He was the Group President, Base Station Subsystems, for Andrew Corporation from 2003 to 2004. Mr. Paul was the President and Chief Executive Officer of Allen Telecom Inc. from 1989 to 2003. He also served in various other capacities at Allen Telecom, which he joined in 1970, including Chief Financial Officer.

Director Qualifications

Mr. Paul has significant experience leading a multinational public corporation whose performance, like Comtech’s, is largely driven by technological innovation and product research and development. Those leadership experiences and his service as a director of other public companies are significant assets to the Company.

Mr. Paul meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, qualifies as an audit committee financial expert as defined by SEC rules, and currently is a member of the following Committees of the Board of Directors:

•	Audit Committee; and

•	Nominating and Governance Committee (Chairman)

Lawrence J. Waldman

Biography

Mr. Waldman has been a director of Comtech since August 2015. He serves as a member of the board of directors and Lead Independent Director of Bovie Medical Corporation. He is also a member of the board of directors of CVD Equipment Corp and, through October 21, 2018, was a member of the board of directors of Northstar/RXR Metro Income, Inc., an SEC registered non-traded real estate investment trust. Mr. Waldman currently serves as Senior Advisor at First Long Island Investors, LLC and was previously an Advisor to the accounting firm of EisnerAmper LLP following his role as Partner-in-Charge of Commercial Audit Practice Development for Long Island. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972.

Mr. Waldman is currently Chairman of the board of directors of the Long Island Association and a member of the boards of directors of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University. Mr. Waldman also serves as the Chairman of the Supervisory Committee of Bethpage Federal Credit Union. He previously served as a member of the State University of New York's Board of Trustees and as the Chairman of the Board of Trustees of the Long Island Power Authority ("LIPA").

Mr. Waldman is a certified public accountant in New York State. He is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Waldman holds a Bachelor of Science and a Master of Business Administration from Hofstra University in Hempstead, New York, where he is also an adjunct professor.

2018 Proxy Statement 9

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Director Qualifications

Mr. Waldman has significant experience leading public accounting firms, and his extensive experience as a member of a variety of business, industry and civic boards allows him to bring a diverse perspective to our Board.

Mr. Waldman meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, qualifies as an audit committee financial expert as defined by SEC rules, and currently is a member of the following Committees of the Board of Directors:

•	Audit Committee (Chairman);

•	Executive Compensation Committee; and

•	Executive Committee

Continuing Directors’ Biographies and Director Qualifications

Edwin Kantor (Lead Independent Director)

Biography

Mr. Kantor has been a director of Comtech since 2001 and Lead Independent Director commencing in 2011. He currently serves as Executive Director of Colony S2K Partners LLC, a Private Equity Firm. Previously he was Vice Chairman of Investment Banking with Cantor Fitzgerald & Co. from 2009 to 2012 and was Chairman of BK Financial Services LLP from 2002 to 2009. He served as Co-Chief Executive Officer of TPB Financial Services and was Co-Chairman and Co-Chief Executive Officer of HCFP/Brenner Securities from 1999 to 2001. He was Vice Chairman of Barington Capital Group from 1993 to 1999. Prior to joining Barington, Mr. Kantor spent 37 years in the securities industry with Drexel Burnham Lambert and its predecessor firms, where he held various positions, including serving as the firm's Vice Chairman.

Director Qualifications

Mr. Kantor brings his distinguished career in the financial services industry and a deep understanding of the public capital markets to his director role. His background and acumen enable him to make a valuable contribution to the Board’s oversight of Comtech’s capital structure and finances. As the former Vice Chairman of Investment Banking with Cantor Fitzgerald & Co. and current Executive Director of Colony S2K Partners LLC, Mr. Kantor brings to us emerging and evolving knowledge related to strategic planning, capital raising, mergers and acquisitions and economic analysis.

Mr. Kantor meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, and currently is a member of the following Committees of the Board of Directors:

•	Nominating and Governance Committee;

•	Executive Compensation Committee; and

•	Executive Committee

2018 Proxy Statement 10

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Ira S. Kaplan

Biography

Mr. Kaplan has been a director of Comtech since 2002 and is currently a private investor. Mr. Kaplan was President and Chief Operating Officer (“COO”) of EDO Corporation from 1998 to 2000 and, following the merger of EDO Corporation with AIL Technologies Inc., Mr. Kaplan served as the Executive Vice President and COO of the combined companies with responsibility to manage the integration of the companies. Mr. Kaplan held that position until his retirement in 2001. EDO Corporation was a supplier of sophisticated, highly engineered products and systems for defense, aerospace and industrial applications. EDO was purchased by ITT, and the operations that Mr. Kaplan oversaw were spun-off as part of a publicly-traded company that was called Exelis, which was subsequently purchased by Harris Corporation.

Director Qualifications

With more than 40 years of experience, including holding senior executive positions at a similar company, Mr. Kaplan brings valuable experience arising from his deep understanding of the defense and communications industries and provides perspective on the Company’s business opportunities, supply chain and general management matters. Mr. Kaplan meets the independence guidelines established by the Board of Directors and the applicable NASDAQ Stock Market ("NASDAQ") listing standards, and currently is a member of the following Committees of the Board of Directors:

•	Executive Compensation Committee (Chairman);

•	Nominating and Governance Committee; and

•	Science and Technology Committee

Fred Kornberg (Chairman, Chief Executive Officer and President)

Biography

Mr. Kornberg has served as CEO and President since September 2016. He is also Chairman of Comtech's Board of Directors. From January 2015 to January 2016, he served as Comtech’s Executive Chairman, and from January 2016 until September 2016, as Chairman. He also served as CEO and President of Comtech from 1976 to 2015.

Director Qualifications

Mr. Kornberg brings to his director role deep knowledge of the Company’s history, strategies, technologies and culture. His experience leading the Company’s management and the depth of his knowledge of our business enable him to provide valuable leadership on complex business matters that we face on an ongoing basis. Mr. Kornberg has been the driving force behind the Company’s continuous efforts in technological innovation and operational excellence to achieve market leadership and generate long-term stockholder value. Mr. Kornberg has been a director of Comtech since 1971 and is currently a member of both the Executive Committee and the Science and Technology Committee of the Board of Directors.

2018 Proxy Statement 11

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Dr. Yacov A. Shamash

Biography

Dr. Yacov A. Shamash has been a director of Comtech since October 2016. He currently serves as Vice President of Economic Development at Stony Brook University where he was the founder of the New York State Center for Excellence in Wireless and Information Technology and previously served as the Dean of Engineering and Applied Sciences and as Dean of the Harriman School for Management and Policy. Prior to joining Stony Brook University, Dr. Shamash developed and directed the National Science Foundation Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University. He also serves on the Board of Directors of KeyTronic Corp. and Applied DNA Sciences, Inc. Dr. Shamash holds a Ph.D. degree in Electrical Engineering from Imperial College of Science and Technology in London, England.

Director Qualifications

With an extensive background in wireless and information technologies, Dr. Shamash brings to our Board an expansive view of those rapidly evolving areas and the potential commercial opportunities for Comtech in that space.

Dr. Shamash meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, and currently is a member of the following Committees of the Board of Directors:

•	Audit Committee; and

•	Science and Technology Committee (Chairman)

Our Other Current Executive Officers (listed in alphabetical order)

Michael Bondi

Biography

Mr. Bondi has been Chief Financial Officer of Comtech since October 2018. Prior to that, he served as Vice President, Controller of Comtech since January 2004. Prior to joining Comtech, Mr. Bondi served as Assistant Controller at EDO Corporation, a supplier of sophisticated, highly engineered products and systems for defense, aerospace and industrial applications. Prior to his experience at Comtech and EDO, Mr. Bondi worked at the accounting firm, KPMG LLP from September 1993 to September 2002. As a Senior Manager at KPMG LLP, Mr. Bondi served a variety of public and private companies primarily in the technology and defense markets. Mr. Bondi is a certified public accountant in New York State and holds a Bachelor of Business Administration in Accounting from Hofstra University.

John Branscum, Jr.

Biography

Mr. Branscum has been Senior Vice President of Comtech and President of Comtech EF Data Corp. since 2015. He also holds the post of President of Comtech Xicom Technology, Inc. which he has held since May 2009. He joined the Company in 1999 and has held various positions within the Company including Vice President of Operations and Director of Business Development. Mr. Branscum has more than 25 years in the High-Power Microwave Amplifier industry, having held Engineering and Operations management positions at Communications and Power Industries, Litton Industries and Varian Associates prior to joining Comtech Xicom. Mr. Branscum has both a BA and an MA degree in Physics from Dartmouth College.

2018 Proxy Statement 12

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Richard L. Burt

Biography

Mr. Burt has been Senior Vice President of Comtech since 1998 and had been a Vice President since 1992. He has been President of Comtech Systems, Inc. since 1989 and Vice President since its founding in 1984. Mr. Burt first joined Comtech in 1979. Prior to joining Comtech, Mr. Burt held roles at Westinghouse, Page Communications, Radio Engineering Laboratories and Rockwell International.

Michael D. Porcelain

Biography

Mr. Porcelain has served as Senior Vice President and Chief Operating Officer of Comtech since October 2018. Prior to his current position, he served as Senior Vice President and Chief Financial Officer of Comtech from March 2006 to October 2018 and Vice President of Finance and Internal Audit of Comtech from 2002 to March 2006. Mr. Porcelain also serves as a member of the board of directors and chair of the audit committee of Air Industries Group, a NYSE listed public company and integrated manufacturer of precision equipment assemblies and components for aerospace and defense contractors. Prior to joining Comtech, Mr. Porcelain was Director of Corporate Profit and Business Planning for Symbol Technologies, a mobile wireless information solutions company, where he was employed from 1998 to 2002. Previously, he spent five years in public accounting holding various positions, including Manager in the Transaction Advisory Services Group of PricewaterhouseCoopers. Since 1998, he has owned and operated The Independent Adviser Corporation, a privately held company which holds the rights to use certain intellectual properties and trademarks (including various Internet websites) related to the financial planning and advisory industry.

Nancy M. Stallone

Biography

Ms. Stallone has been Vice President of Finance at Comtech since September 2006 and Secretary since 2016. Prior to joining Comtech, Ms. Stallone served as Vice President, Internal Audit at Atkins Nutritionals, Inc. from 2004 to 2006. From 1996 to 2004, Ms. Stallone worked at Techpack America, Inc., a division of Albéa Group, a global cosmetic packaging manufacturer and wholesaler, where she served as Chief Financial Officer of North America, following her role as Vice President of Finance. Ms. Stallone is a certified public accountant in New York State and holds a Bachelor of Science in Accounting from Long Island University and an Executive MBA from St. Joseph's College, where she previously served as an adjunct professor in accounting.

The Board’s Oversight Role

Our Board of Directors oversees the management of our business, in accordance with Delaware General Corporation Law and our Certificate of Incorporation and By-Laws. Members of our Board of Directors are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, and by participating in regular and special meetings of our Board of Directors and its committees. The Board and its committees also confer, as needed, with independent financial, executive compensation and other advisors. In addition, to promote open discussion among our non-employee directors, those directors meet in scheduled executive sessions without the participation of any member of management, including our CEO.

Our Governance Policies and Guidelines

Our Board of Directors has adopted Corporate Governance Policies and Guidelines. These policies and guidelines, in conjunction with the Company’s Certificate of Incorporation and By-Laws, and the charters of the committees of the Board of Directors, form the framework for the governance of the Company.

2018 Proxy Statement 13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following is a summary of the key components of our Corporate Governance Policies and Guidelines (which can be found at our web site at http://www.comtechtel.com/management-team/board-of-directors):

•	Directors should have high professional and personal ethics and values, and should have experience in areas of particular significance to the long-term creation of stockholder value.

•	Directors must have sufficient time to carry out their duties and limit their service on public company boards to no more than five (inclusive of the Company).

•
Each member of our Board of Directors must at all times exhibit high standards of integrity and ethical behavior and adhere to our Standards of Business Conduct. We require directors as well as employees to certify in writing on an annual basis that they have read and will abide by such standards. In addition, Directors must avoid any conflict between their own interests and the interests of the Company in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs.

•	Unless requested by the Board of Directors to remain, an employee director is expected to resign from the Board of Directors at the time employment terminates.

•	The Board of Directors shall hold executive sessions of independent directors as necessary, but at least once a year.

•
The Board of Directors shall regularly consider succession plans addressing the potential resignation or unavailability of our CEO, and shall regularly consider and discuss with our CEO his plans addressing the potential resignation or unavailability of the executive officers reporting to our CEO. These plans are discussed by the Board of Directors at least annually.

•
Directors are encouraged to talk directly to any member of management regarding any questions or concerns the directors may have. Members of senior management, as appropriate, can attend Board meetings, if invited.

•
The Board of Directors and each committee of the Board have the authority to retain and discharge independent advisors as the Board of Directors and any such committee deems necessary, including the sole authority to approve the advisors’ fees.

•	The Board of Directors and each committee conducts a self-evaluation annually. The Nominating and Governance Committee oversees each such annual self-evaluation.

•
Non-employee directors are required to hold an equity ownership interest in Company stock with a market value of at least six times their respective annual cash retainer. Our CEO is required to hold an equity ownership interest in Company stock with a market value of at least six times his annual base salary. All other executive officers are required to hold an equity ownership interest of at least 20,000 shares or shares with a market value of at least two times their respective annual base salary, whichever is less. Until applicable equity ownership guidelines are met, non-employee directors and executive officers are required to hold any shares received from the exercise of stock options or the delivery of shares pursuant to a restricted stock-based award or similar awards issued in fiscal 2011 or later, less the number of shares used for the payment of any related exercise price and applicable taxes.

•	The Audit Committee of the Board of Directors maintains guidelines for the review, approval or ratification and disclosure of “related person transactions” as defined by SEC rules.

•	The Chairperson of the Nominating and Governance Committee (and if different, our Lead Independent Director) shall receive copies of stockholder communications directed to non-management directors.

2018 Proxy Statement 14

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance, the foundation of which is our Board’s policy that a substantial majority of our directors should be independent. We have only one director who is an employee of the Company (our Chairman of the Board, Mr. Fred Kornberg, who is also our CEO).

Our Board of Directors has determined that each of our five other directors has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each otherwise meets the independence requirements of the NASDAQ.

Executive sessions of the independent directors occur without the presence of the CEO. The Board believes that executive sessions of the independent directors and the existence of a Lead Independent Director play important roles in the governance structure of Comtech.

In fiscal 2018, the independent directors held six executive sessions. These sessions included discussion on a wide range of strategic matters.

Board Leadership Structure

The Chairman of the Board is Fred Kornberg. As CEO, Mr. Kornberg is responsible for general oversight of our businesses and the various executive management teams that are responsible for our day-to-day operations, and he is accountable directly to the full Board of Directors. As Chairman, Mr. Kornberg’s in-depth knowledge of our Company’s strategic priorities and operations enables him to facilitate effective communication between management and the Board and see to it that key issues and recommendations are brought to the attention of the Board. Our Board believes that, in light of our two complementary business segments, this streamlined leadership structure is currently appropriate for our Company as it enhances the ability of our business segments to operate flexibly to maximize responsiveness to our customers.

Edwin Kantor serves as our Lead Independent Director. As Lead Independent Director, Mr. Kantor presides at meetings of the Board in the absence, or upon the request, of the CEO; presides at executive sessions of the independent directors with authority to call additional executive sessions or meetings of the independent directors (and communicating with our CEO, as appropriate, concerning matters arising from such executive sessions); approves Board meeting dates and agendas, as well as certain information packages provided to directors, and in consultation with the CEO, recommends matters for the Board to consider; serves as a liaison between independent directors and the members of senior management; and evaluates, along with the members of the Executive Compensation Committee of the Board, the performance of the Company’s CEO.

We believe our overall Board leadership structure allows the Board to appropriately perform its oversight functions.

Risk Management, Environmental Compliance and Workplace Safety

In connection with its oversight responsibilities, the Board of Directors has established certain committees, including the Audit Committee, Nominating and Governance Committee, Executive Compensation Committee, and the Science and Technology Committee, which periodically assess the various significant risks that we face. These risks include financial, competitive, operational, compensation-related and technological risks. Any such risk oversight that is not specifically assigned to a Committee comes within the purview of the Audit Committee. The Board (and its various Committees) administers its risk oversight responsibilities through our CEO, COO and our CFO who, together with our other NEOs and other management of the Company’s operating subsidiaries, review and assess the operations of the businesses as well as management's identification, assessment and mitigation of the material risks affecting our operations. The Board (and its various Committees) also periodically engages outside advisors who help assess risk.

2018 Proxy Statement 15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Given social trends and global initiatives to both monitor and reduce a company’s impact on the environment and to ensure workplace safety, our Board of Directors is fully committed to a policy of compliance with all such applicable rules and regulations. To that end, our Board will periodically assess the need for the establishment of other Board level committees. We believe we have a successful track record of maintaining compliance with the various global environmental standards and initiatives that are applicable to our business segments.

Committees of the Board of Directors

Nominating and Governance
The Nominating and Governance Committee is responsible for, among other things, identifying and evaluating candidates for election as members of our Board of Directors and reviewing matters concerning corporate governance policy, including responding to any stockholder concerns about corporate governance, Board of Directors and committee self-evaluations.

In seeking and evaluating prospective members of our Board of Directors, our Nominating and Governance Committee considers the nature and scope of our business activities, and the capacity of our Board of Directors to provide oversight and positive contributions in areas of particular significance to the long-term creation of stockholder value. Areas of experience and capability that our Nominating and Governance Committee particularly believes should be represented on our Board of Directors include operational, accounting and finance, and technology experience related to our business.

The Nominating and Governance Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee will identify the required skills, background and experience of a new nominee, taking into account prevailing business conditions, and will source relevant candidates and present candidates to the Board of Directors. In connection with the identification of possible new directors, the Nominating and Governance Committee seeks diversity of professional experience, education, skill, gender, race, ethnic or national origin, age and other qualities and attributes as compared to the current Board members. These factors are important as a diverse Board can provide different perspectives to Board discussions and decisions. As such, when an open position of the Board is available, the Board is committed to having a diverse selection of candidates prior to the selection of the final candidate.

In evaluating director candidates, the Nominating and Governance Committee generally considers the following factors:

•	our needs with respect to the particular competencies and experience of our directors;

•
the knowledge, skills and background of candidates, in light of prevailing business conditions and the knowledge, skills, background and experience already possessed by other members of our Board of Directors;

•	familiarity with our business and businesses similar or analogous to ours; and

•	financial acumen and corporate governance experience.

2018 Proxy Statement 16

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Nominating and Governance Committee also believes that individual candidates should demonstrate high levels of commitment, adequate availability to actively participate in our Board of Directors’ affairs, and high levels of integrity, ethics and sensitivity to current business and corporate governance trends. Before recommending a candidate to our Board of Directors, all members of our Nominating and Governance Committee will participate in interviews with the candidate and our Nominating and Governance Committee will seek to arrange meetings between the candidate and other members of our Board of Directors. Candidates are typically identified by our Board of Directors, including with the assistance of a global search firm experienced in director candidate searches. Our Nominating and Governance Committee will consider individuals recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee should do so in writing addressed to the Nominating and Governance Committee Chairman at Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, NY 11747. Candidates recommended by stockholders will be considered according to the same standards of perceived Comtech need and potential individual contribution as are applied to candidates from other sources.

Our Board of Directors has determined that each member of our Nominating and Governance Committee meets the independence requirements of NASDAQ. Our Nominating and Governance Committee’s Charter and our Corporate Governance Policy and Guidelines are available on our website at www.comtechtel.com, under the link for “Board of Directors” in the “Investor Relations” section.

During fiscal 2018, our Nominating and Governance Committee held two meetings.

Audit
Our Audit Committee functions include engaging and discharging our independent registered public accounting firm, and approving services to be performed by such firm and related fees; directing, as necessary, investigations into accounting, finance and internal control matters; reviewing the plan and results of audits with our independent registered public accounting firm; overseeing our internal audit function; reviewing with management our internal accounting controls; and evaluating related party transactions.

Our Board of Directors has determined that all members of our Audit Committee are qualified to be members of the Committee in accordance with NASDAQ requirements and meet the independence criteria set forth in the rules of the SEC. Our Board of Directors has determined that each of Messrs. Paul and Waldman qualifies as “audit committee financial experts,” as defined by SEC rules, based on their education, background and experience.

Our Audit Committee’s Charter is available on our website at www.comtechtel.com under the link for “Board of Directors” in the “Investor Relations” section. During fiscal 2018, our Audit Committee held five meetings.

Executive Compensation
Our Executive Compensation Committee (referred to throughout this proxy by name or by “ECC”) of our Board of Directors considers and authorizes remuneration arrangements for our executive officers. The ECC also constitutes our Stock Option Committee which administers our stock incentive plan. The ECC determines the terms of performance-based awards for our executive officers, and negotiates the terms of any employment-related agreements with our executive officers. In addition, the ECC monitors the aggregate share usage under our stock incentive programs and potential dilution of the equity-based programs, except with respect to the application of our Company’s 2000 Stock Incentive Plan to non-employee directors.

From time to time, the ECC retains executive compensation consulting firms to advise and assist it with respect to certain executive compensation matters. The ECC has utilized Arthur J. Gallagher & Co. (“Gallagher & Co.”), an independent executive compensation consulting firm to assist them on certain compensation matters. The ECC has the sole authority to set Gallagher & Co.’s compensation and/or to terminate the services of Gallagher & Co. Gallagher & Co. provides no other services to Comtech, other than those relating to executive and director compensation. The ECC has determined that Gallagher & Co. has no conflict of interest and is independent in its role as compensation consultant to the ECC.

2018 Proxy Statement 17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The ECC often requests our CEO and COO to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the ECC or the Board of Directors. At these meetings and at other times, these executives provide insight, suggestions and recommendations, as requested by the ECC, regarding executive compensation matters. The ECC also meets with our CEO to discuss his respective compensation package and his recommendations for other executives. Ultimately, decisions regarding compensation for our NEOs are made by the ECC.

Only ECC members can vote on decisions made regarding executive compensation, and these votes generally take place during the “executive session” portion of the ECC meetings, when members of management are not present.

Our Board of Directors has determined that each member of the ECC meets the independence requirements of NASDAQ. The ECC’s Charter is available on our website at www.comtechtel.com under the link for “Board of Directors” in the “Investor Relations” section. The ECC held four meetings during the past fiscal year.

Science and Technology
Our Science and Technology Committee was established during fiscal 2017 to assist the Board of Directors with respect to its general oversight of significant scientific and technological aspects of the Company's businesses and operations. The Committee's functions include reviewing the Company's overall technology strategy and effectiveness of its research, development and manufacturing programs; scientific and technological aspects of new product development; receiving management reports on emerging science and technology issues that may impact the Company's overall business strategy; and reviewing the science and technology aspects of significant business development opportunities.

Our Board of Directors has determined that all members of our Science and Technology Committee are qualified to be members of the Committee based on their scientific and technological backgrounds and experience. The Committee Charter is available on our website www.comtechtel.com under the link for "Board of Directors" in the "Investor Relations" section. During fiscal 2018, our Science and Technology Committee held two meetings.

Executive
Except as limited by law, our Executive Committee has the authority to act upon all matters requiring Board of Directors approval. In practice, our Executive Committee has been tasked, when necessary, with finalizing the logistics and administrative tasks associated with decisions that have been vetted by the full Board of Directors. During fiscal 2018, the Executive Committee did not hold any meetings.

Attendance

Our Board of Directors has adopted a policy which encourages directors, if practicable and time permitting, to attend our annual meetings of stockholders, either in person, by telephone or by other similar means of live communications (including video conference or webcast). All incumbent directors, who were serving as directors at the time, attended our Fiscal 2017 Annual Meeting of Stockholders in person.

Our Board of Directors held thirteen meetings during fiscal 2018, including regularly scheduled and special meetings.

During fiscal 2018, all of our incumbent directors attended more than 95% of the meetings held by the Board of Directors and all committees on which they served.

Communications with Our Board of Directors

Stockholders may communicate with our Board of Directors, our Lead Independent Director or any other individual director by writing to us at Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747.

2018 Proxy Statement 18

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Code of Ethics

We have adopted a written Standards of Business Conduct that applies to our Board of Directors, principal executive officer, principal financial officer, principal accounting officer, controller and to all our other employees. These standards are a guide to help ensure compliance with our high ethical standards. A copy of the Standards of Business Conduct is maintained on our website at www.comtechtel.com, under the link “Investor Relations.”

We intend to post on our website, as required, any amendment to, or waiver from, any provision in our Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

Director Compensation
Table of Director Compensation for Fiscal 2018 (1)

Name	Fees Earned or Paid in Cash	Stock Awards (2)	All Other Compensation	Total
Edwin Kantor	$87,500	$120,000	$-	$207,500
Ira S. Kaplan	70,000	120,000	-	190,000
Robert G. Paul	67,500	120,000	-	187,500
Yacov Shamash	67,500	120,000	-	187,500
Lawrence J. Waldman	80,000	120,000	-	200,000

(1)	Fred Kornberg, our Chairman, CEO & President is not included in this table because he receives no separate compensation for his services as director.

(2)
These amounts represent the aggregate grant date fair value of restricted stock and restricted stock units, each calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), granted in fiscal 2018. Assumptions used in the calculation of these amounts are discussed in Note 11 to our consolidated audited financial statements for the fiscal year ended July 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on September 26, 2018. At that date, Messrs. Kantor and Kaplan, each received 3,462 shares of restricted stock units, each with a fair value of $34.67. Messrs. Paul, Shamash and Waldman each received 3,462 shares of restricted stock, each with a fair value of $34.67. At July 31, 2018, Messrs. Kaplan, Kantor and Waldman held 13,423 unvested restricted stock units, Mr. Paul held 7,565 unvested restricted stock units and 6,652 unvested shares of restricted stock, and Dr. Shamash held 13,222 unvested restricted stock units.

In fiscal 2018, each non-employee director received an equity award valued at approximately $120,000. In addition, each non-employee director received an annual cash retainer of $50,000. Non-employee directors received additional compensation as follows: (i) Mr. Paul, as the Chairman of the Nominating and Governance Committee, received an additional fee of $7,500 and, as a member of the Audit Committee, received an additional fee of $10,000; (ii) Mr. Kantor, as the Lead Independent Director, received an additional fee of $30,000, as a member of the Executive Compensation Committee, received an additional fee of $5,000 and, as a member of the Nominating and Governance Committee, received an additional fee of $2,500; (iii) Mr. Kaplan, as the Chairman of the Executive Compensation Committee, received an additional fee of $15,000, as a member of the Nominating and Governance Committee, received an additional fee of $2,500 and, as a member of the Science and Technology Committee, received an additional fee of $2,500; (iv) Mr. Waldman, as the Chairman of the Audit Committee, received an additional fee of $25,000 and, as a member of the Executive Compensation Committee, received an additional fee of $5,000; and (v) Dr. Shamash, as the Chairman of the Science and Technology Committee, received an additional fee of $7,500 and, as a member of the Audit Committee, received an additional fee of $10,000. Annual cash retainers are paid quarterly. Directors may elect to receive fully-vested stock units in lieu of cash retainer amounts. No meeting fees are paid. Directors are reimbursed reasonable expenses for attending meetings.

2018 Proxy Statement 19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

For fiscal 2018, cash fees for service as a director were as follows:

Director’s Annual Retainer	$50,000
Lead Independent Director Retainer	30,000
Committee Chair Fees
Audit Committee	25,000
Executive Compensation Committee	15,000
Nominating and Governance Committee	7,500
Science and Technology Committee	7,500
Committee Member Fees
Audit Committee	10,000
Executive Compensation Committee	5,000
Nominating and Governance Committee	2,500
Science and Technology Committee	2,500

Restricted stock units and restricted stock granted to non-employee directors have a vesting period of three years, with 25% of such award vesting on each of the first and second anniversaries of grant, and 50% vesting on the third anniversary of grant, subject to accelerated vesting upon death of the director or a change-in-control of the Company. Restricted stock units are convertible into shares of Common Stock on a one-for-one basis, generally at the time of termination of service as a director, or earlier in certain circumstances.

No changes have been made to the Company's non-employee director compensation program for fiscal 2019.

2018 Proxy Statement 20

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The Executive Compensation Committee determines the compensation of all our executive officers. This compensation discussion and analysis (“CD&A”) focuses on our Named Executive Officers (“NEOs”) and should be read in conjunction with the “Summary Compensation Table” and other compensation tables in this Proxy Statement.

For fiscal 2018, our Named Executive Officers are:

Name	Principal Position
Fred Kornberg	Chairman, CEO and President
Michael D. Porcelain	Chief Operating Officer (formerly Chief Financial Officer)
Richard L. Burt	Senior Vice President and President, Comtech Systems, Inc.
John Branscum, Jr.	Senior Vice President and President, Comtech EF Data Corp. and Comtech Xicom Technology, Inc.
Nancy M. Stallone	Vice President of Finance and Corporate Secretary

Overview

Our executive compensation program is based on a "pay-for-performance" philosophy, providing incentives and appropriate rewards to our executives to formulate and execute business plans that achieve long-term success and build stockholder value. To achieve these goals, the ECC has established and implemented the following significant features of our executive compensation program:

•	setting total direct compensation targets for each NEO;

•	setting annual non-equity incentive award opportunities based on targeted dollar amounts for each NEO, with pre-specified payout opportunities;

•	requiring that a minimum of 70% of a given financial goal established for our annual non-equity incentive awards be met before any payout may be made in respect of that goal;

•
granting long-term performance shares (often referred to as performance-based restricted stock units) with challenging three-year performance goals for Adjusted EBITDA (a non-GAAP measure) and net sales;

•	eliminating all Internal Revenue Code Section 280G tax “gross-up” entitlements for our NEOs;

•	adopting mandatory equity ownership guidelines for both NEOs and non-employee directors; and

•	paying significant portions of annual incentives in share units to further align the interests of executives with the interests of stockholders.

The ECC has introduced these features in recent years after considering stockholder feedback, which included an expressed desire to see a greater portion of compensation paid to, or earnable by, our NEOs in the form of variable compensation tied to our financial performance.

The ECC believes that our executive compensation program has played an important role in incentivizing our NEOs to guide our company to success. The ECC also believes that our NEOs' skills and experience are critical and will drive long-term total stockholder returns. Our stockholders have in the past five years supported our say-on-pay proposals by votes that exceeded 93% of votes cast, a strong endorsement of our executive compensation program.

2018 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS

In determining financial and personal performance goals and award opportunities at the beginning of fiscal 2018, the ECC established targets intended to motivate our executive officers to achieve strong results that continued and accelerated the momentum established in fiscal 2017. The ECC established fiscal 2018 non-equity incentive plan performance goals that it deemed to be challenging “stretch” goals at target. Ultimately, fiscal 2018 proved to be a successful year for Comtech, with notable results including the following:

•
Net sales for fiscal 2018 were $570.6 million as compared to $550.4 million for fiscal 2017, the first full year of operations that included TeleCommunication Systems, Inc. ("TCS"), which we acquired during fiscal 2016.

•
Backlog as of July 31, 2018 was a record high $630.7 million. The portions of multi-year contracts that have not been funded, and therefore were not included in backlog, represent substantial additional future value. Bookings during fiscal 2018 were $755.1 million, with a Company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.32, compared to a fiscal 2017 book-to-bill ratio of 0.93. For a definition and explanation of how we calculate "backlog" see pages 11-12 of our Fiscal 2018 Annual Report on Form 10-K, in the section entitled "Item 1. Business - Backlog," filed with the SEC on September 26, 2018.

•
GAAP operating income for fiscal 2018 was $35.1 million and GAAP net income was $29.8 million, or $1.24 per diluted share. GAAP net income includes a full-year net discrete tax benefit of $11.8 million, or $0.49 per diluted share ("Tax Gain"), primarily due to the Tax Cuts and Jobs Act enacted in December 2017. Excluding the Tax Gain, GAAP net income would have been $18.0 million or $0.75 per diluted share, compared to fiscal 2017 GAAP net income of $15.8 million or $0.67 per diluted share.

•
Adjusted EBITDA (a non-GAAP measure) was $78.4 million in fiscal 2018, up $7.7 million from fiscal 2017, a 10.8% increase. For a definition and explanation of how "Adjusted EBITDA" is calculated, see pages 62-63 of our Fiscal 2018 Annual Report on Form 10-K, in the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Fiscal 2018 and 2017 - Adjusted EBITDA,” filed with the SEC on September 26, 2018.

•	We generated cash flows from operating activities of $50.3 million in fiscal 2018 and Comtech was able to reduce the level of its total indebtedness by $29.2 million.

•
From July 31, 2017 to July 31, 2018 (our fiscal 2018), our one-year total stockholder return was approximately 88.9%. At July 31, 2018, our closing stock price was $33.60 per share. At July 31, 2018, our annualized three- and five- year total stockholder returns were 7.5% and 7.1%, respectively.

The ECC considered factors in addition to the foregoing financial performance achievements in evaluating the performance of our management team. These included, particularly, the continued expansion of our product and service offerings and a pipeline of opportunities that give us reason to be excited about our future prospects.

Under our annual incentive program, our fiscal 2018 non-GAAP pretax profit, non-GAAP Adjusted EBITDA and non-GAAP free cash flow exceeded target requirements for payouts to Mr. Kornberg and Mr. Porcelain (who served as CFO during fiscal 2018); in the case of non-GAAP pretax profit, the performance exceeded the maximum specified performance level. This performance had a positive effect on payouts to those executive officers. Payouts to the NEOs with responsibilities for specific business units were in line with the fiscal 2018 performance of those units. Payouts to two of the NEOs were also enhanced by their achievement of individual performance goals (such individual performance can contribute up to 25% of the targeted annual incentive payout).

Looking forward, the ECC believes that our executive compensation program is appropriately designed to incentivize our executives to grow our business and drive positive long-term stockholder returns, and promote retention of our senior executives who are critical to the future success of our business.

2018 Proxy Statement 22

COMPENSATION DISCUSSION AND ANALYSIS

Response to Say-on-Pay Advisory Votes, Say-on-Frequency Advisory Vote and Stockholder Feedback

At our fiscal 2017, 2016, 2015, 2014 and 2013 annual meetings, 93.4%, 96.5%, 95.4%, 98.5% and 98.8%, respectively, of the shares voted were voted in favor of our executive compensation program (referred to as a "say-on-pay" vote). At our fiscal 2017 annual meeting, 72.5% of the votes cast favored our policy of holding say-on-pay votes annually, rather than every second or every third year. Considering the results of that advisory vote and other considerations, the Board of Directors determined to continue our policy of holding annual say-on-pay votes.

The ECC believes the highly supportive say-on-pay votes are attributable to the pay-for-performance design of our executive compensation program, which has been strengthened by on-going enhancements to the program by the ECC over the past several years. In this regard, a key factor has been the ECC’s consideration and response to stockholder feedback and comments of certain leading proxy advisory firms.

Goals and Objectives of Our Executive Compensation Program

The principal goals of our executive compensation program for our NEOs are to help us attract, motivate and retain the talent required to develop and achieve our strategic and operating goals, with a view to maximizing stockholder value.

The ECC intends for our executive compensation program to support our growth-oriented business strategy by motivating and rewarding management activities that create long-term stockholder value.

Our key executive officer compensation objectives are to:

•	Attract and retain the key leadership talent required to successfully execute our business strategy;

•	Align executive pay with performance, both annual and long-term;

•	Ensure internal equity that reflects the relative contribution of each executive officer;

•	Strongly link the interests of executives to those of our stockholders and other key constituents;

•	Ensure transparency in our executive compensation practices; and

•	Administer executive compensation in a cost-effective and tax-efficient manner.

We seek to achieve these goals by placing a major portion of the executives’ total compensation at risk, in the form of annual non-equity incentive awards and long-term equity incentive awards. The ECC believes that our overall compensation program has resulted in and will continue to result in long-term alignment with the interest of our stockholders.

Annual non-equity incentives are intended to motivate and reward our NEOs’ efforts and contributions to our business success, as measured by key performance metrics. Cash bonuses can be paid separately to reward other accomplishments. Restricted stock units, stock units and long-term performance shares create compensation opportunities intended to align management’s long-term interests with those of our stockholders and to promote long-term service. Such cash and stock-based compensation components have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of executive commitment to our business success.

2018 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS

The ECC assesses the performance of our NEOs considering business conditions and based on the efforts and effectiveness of each individual NEO as well as their collective efforts. The ECC also exercises its judgment as to the appropriate sharing between management and stockholders of the benefits of our business success. We also intend that the levels of compensation available to executive officers be fair internally, as compared to each other, and competitive in the marketplace in which we compete for executive talent.

The ECC believes our executive compensation program needs to be competitive so that we can retain our senior executive officers who have demonstrated their leadership, commitment and overall importance to our organization. These executives may be sought by other firms or may have other interests. A competitive program likewise is critical to our ability to attract new executives who share our values and commitment and who have demonstrated the abilities needed to add value to Comtech.

Determination of Compensation Opportunities for NEOs

Overview and Components of Fiscal 2018 Compensation Opportunities
The ECC has historically utilized a “pay-for-performance” policy in developing and allocating compensation elements between long-term and short-term, and allocating between cash and non-cash compensation, which has resulted in significant growth and stockholder value creation when viewed over several years despite difficult market conditions.

In making decisions regarding our executive officer compensation, ECC members also draw upon their general knowledge and understanding of what executive officers of other companies are earning, particularly in our industry, information that has been derived from publicly available information such as other public company SEC filings, published reports on executive compensation and, in the past, the Company’s participation in benchmark studies. The ECC also can engage independent advisors and has done so in the past.

The ECC has established a policy of establishing compensation opportunities for our NEOs that we refer to as "targeted total direct compensation" (i.e., the targeted total of the compensation components identified in the “Summary Compensation Table,” but excluding items contained in “All Other Compensation” for each NEO). The ECC expects that targeted total direct compensation for an executive will be competitive with market levels of compensation and, as illustrated in the graph below, that the mix of compensation for any given fiscal year will include a substantial portion of "at risk" incentive-based compensation.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
All NEOs
61%
39%
All NEOs
61%
39%
All NEOs
61%
39%
FY 2016
FY 2017
FY 2018
Fixed Compensation
Incentive-Based Compensation

2018 Proxy Statement 24

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the components of total direct compensation for fiscal 2018:

Components of Total Direct Compensation for Fiscal 2018
Annual Base Salary	+
Annual Non-Equity
Incentive Awards*

These awards, which may be settled in cash or share units, will be paid only if at least 70% of financial goals and/or certain personal goals are determined to be achieved by the ECC.

Financial goals for our Chairman and CEO and our COO (who served as CFO in fiscal 2018), who each have Company-wide responsibilities are pre-tax profit, free cash flow and Adjusted EBITDA (each, as defined, is a non-GAAP financial metric). Our two NEOs with business responsibilities had goals based on pre-tax profit, free cash flow and bookings. All NEOs, other than our Chairman and CEO received five specific personal goals.

If 70% of a financial goal is deemed not achieved, the allocated amount of non-equity incentive award for that goal would be zero.
*Nancy M. Stallone, our Vice President of Finance, did not participate in the non-equity incentive program in fiscal 2018, but instead was eligible for and received a bonus for fiscal 2018 performance.
		+	Long-Term Equity Incentive Awards	=	Total Direct Compensation for Fiscal 2018

Restricted
Stock Units

Awards vesting over five years, providing for strong retention and promoting long-term service to the Company, while aligning the interests of executives with those of shareholders.

Long-Term
Performance Shares

These awards are payable within a range of 70% to 200% of target shares if minimum financial goals relating to revenues and Adjusted EBITDA in the three-year performance period are achieved (with partial credit for goal achievement in years one and two).

If 70% of a given financial goal is deemed not achieved, the allocated amount of long-term performance shares would be zero in respect of that goal.

In establishing specific targeted total direct compensation in fiscal 2018 for each individual NEO, the ECC has not adopted a formal benchmarking policy. As discussed below, the ECC has considered prior independent studies prepared by Steven Hall & Partners (“Steven Hall”), an independent executive compensation consulting firm engaged at the time by the Committee and an update to that study prepared by Arthur J. Gallagher & Co. (“Gallagher & Co."), another independent executive compensation consulting firm. These studies provided the ECC with an understanding of the competitive range of total direct compensation for executives in comparable positions at comparably sized companies in our industry.

2018 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

When determining individual components of targeted total direct compensation, each NEO’s base salary is set by the ECC and the remainder of targeted total direct compensation is apportioned approximately 50% to annual non-equity incentive compensation and 50% to long-term equity incentive awards, with the long-term equity incentive award component then apportioned approximately 50% each to restricted stock and long-term performance shares, both valued at the grant date. The ECC, after discussions with our Chairman and CEO, determined final targeted total direct compensation for fiscal 2018 for each NEO as summarized in the table below:

NEO	Targeted Total Direct Compensation
Fred Kornberg	$3,000,000
Michael D. Porcelain	1,300,000
Richard L. Burt	1,100,000
John Branscum, Jr.	1,100,000
Nancy M. Stallone	(1)

(1)
Ms. Stallone was not assigned a total direct compensation target in fiscal 2018. The components of her compensation, including the levels, were established upon the recommendation of management consistent with the program for other executives at a similar level.

Actual fair values of equity awards caused very small variations from these targeted amounts.

The targeted total direct compensation levels for fiscal 2018 were based on those set in prior years, with upward adjustments for Mr. Porcelain (13.2%) and Mr. Branscum (5.3%). The CEO's targeted total direct compensation was established in fiscal 2017 and not increased for fiscal 2018.

The following discusses each individual component of targeted total direct compensation in more detail:

Annual Base Salary – Base salaries paid to our executive officers are intended to be generally competitive with those paid to executives holding comparable positions at comparably sized companies in our industry. The ECC reviews base salaries each year and, as appropriate, makes upward adjustments based on the ECC’s assessment of the executive officer’s individual performance, taking into consideration the operating and financial performance of our operations for which the executive is responsible. The ECC also considers the budgeted level of merit increases for all employees generally in determining salary adjustments for executive officers.

The ECC reviews public information regarding competitive levels of salary in our industry, but has not established a policy of targeting a particular benchmarked level. The ECC’s determinations regarding salary reflect a degree of subjectivity and business judgment as to the performance and competitiveness of salary levels for each individual NEO’s position.

For fiscal 2018, the salaries of our NEOs were unchanged from the prior fiscal year, except Mr. Branscum's salary was increased by $10,000 (3.1%). The annual salary rates for fiscal 2018 were as follows:

NEO	Salary
Fred Kornberg	$760,000
Michael D. Porcelain	408,000
Richard L. Burt	385,000
John Branscum, Jr.	335,000
Nancy M. Stallone	283,250

2018 Proxy Statement 26

COMPENSATION DISCUSSION AND ANALYSIS

Cash Bonuses – The ECC has the ability to award cash bonuses (as defined by SEC rules and regulations and generally referring to discretionary bonuses rather than bonuses based on attaining pre-set goals) to our NEOs. Such bonuses are intended to motivate and reward achievement of corporate objectives by creating the potential to earn compensation for achieving subjective or non-specific financial and performance goals.

Cash bonuses include one-time cash awards such as sign-on bonuses to a newly hired NEO and cash bonuses to an NEO for extraordinary performance. The ECC does not routinely award annual cash bonuses to NEOs who are participants in our annual incentive plan, but executive officers who do not participate in that program are eligible for discretionary bonuses based on the CEO's and ECC's subjective evaluation of the executive's performance, while taking into consideration Comtech's overall performance.

Our Vice President of Finance, who reported directly to our CFO, received a bonus for fiscal 2018 based on a subjective evaluation of her performance and contributions to the achievement of the company-wide pre-tax profit goal of $20.0 million, as conducted by both the CEO and COO (who served as CFO in fiscal 2018), and the ECC's assessment of her performance for the year. Her bonus was paid by the grant of 4,316 share units valued at $145,018. In fiscal 2018, none of our other NEOs received cash bonuses as defined by the SEC rules.

Non-equity Incentive Plan Awards – Non-equity incentive plan compensation is intended to motivate our NEOs to achieve annual operating objectives and goals that are designed to enhance long-term stockholder value. Non-equity incentive award opportunities are based on targeted dollar amounts for each NEO and include specified threshold (for example, 70% of financial goals must be achieved) target and maximum payout levels for each financial goal and are further subject to an aggregate non-equity incentive plan award cap, set as a multiple of the NEO's annual salary. Non-equity incentive awards are subject to the terms and conditions of our 2000 Stock Incentive Plan, and may be settled, as determined by the ECC, in cash or share units. In certain cases, our NEOs may receive a pro-rata portion of their award, including situations such as death and disability. In addition, in certain situations, settlements of awards may require the execution of an acknowledgment and release in favor of the Company.

For fiscal 2018, to the extent applicable, non-equity incentive awards based on financial targets were intended to qualify as "performance-based" under Section 162(m) of the Internal Revenue Code. In December 2017, with the enactment of the Tax Cuts and Jobs Act, the exception to the $1.0 million deductibility limitation for "performance-based" compensation was removed from Section 162(m). As a result, non-equity incentive awards for fiscal years after 2018 generally will be subject to the tax deductibility limits of Section 162(m).

In fiscal 2018, non-equity incentive award performance goals for each of our participating NEOs as shown in the table below, were established early in the fiscal year:

Fiscal 2018 Weighting of Non-Equity Incentive Goals and Total Target and Maximum Amounts Payable (both in dollars)
Goals (as defined)	Fred Kornberg	Michael D. Porcelain	Richard L. Burt	John Branscum, Jr.
Pre-tax profit	33.3%	25.0%	25.0%	25.0%
Adjusted EBITDA	33.3%	25.0%	-	-
Bookings	-	-	25.0%	25.0%
Free cash flow	33.3%	25.0%	25.0%	25.0%
Five personal goals	-	25.0%	25.0%	25.0%
Total Percentage	100.0%	100.0%	100.0%	100.0%
Total Target Amount	$1,120,000	$446,000	$357,500	$382,500
Maximum Amount	$1,680,000	$613,250	$491,563	$502,500

2018 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

Non-equity incentive awards are subject to the full negative discretion of the ECC, except that, in the case of our Chairman and CEO, his amended and restated employment agreement as in effect for fiscal 2018, entitled him to a target annual incentive opportunity that, when combined with his base salary, totaled $3.0 million and precluded the exercise of negative discretion if the pre-set financial performance goals were achieved.

If an executive does not achieve at least 70% for one financial goal and does not meet any of their personal goals (as applicable), the amount payable to the executive would be zero. In addition, the maximum payout is the lowest amount that is either (i) 1.5 times the financial target plus .25 times target for achievement of five individual goals, (ii) a pre-specified multiple of salary, or (iii), in the case of an NEO with responsibilities for a specific business unit, a maximum percentage of the business unit's pre-tax profit.

The actual fiscal 2018 non-equity incentive goals for each NEO participating in the non-equity incentive plan are illustrated in the below table:

Fiscal 2018 Non-Equity Incentive Goals
Goals (as defined)	Fred Kornberg	Michael D. Porcelain	Richard L. Burt	John Branscum, Jr.
Pre-tax profit	$20,000,000	$20,000,000	Confidential	Confidential
Adjusted EBITDA	$75,000,000	$75,000,000	Not Assigned	Not Assigned
Free cash flow	$40,545,000	$40,545,000	Confidential	Confidential
Bookings	Not Assigned	Not Assigned	Confidential	Confidential
Personal Goal #1	Not Assigned	Implement software system	Win specified level of new international order	Further consolidate specified business units
Personal Goal #2	Not Assigned	Reduce IT facility staff and costs by specified amount	Win specified level of new government order	Win specified level of new government order
Personal Goal #3	Not Assigned	Execute acquisition plan	Achieve EBITDA margin at specified level	Achieve EBITDA margin at specified level
Personal Goal #4	Not Assigned	Reduce leased space for specified business units	Support facilities relocation	Complete specified research and development project and book related product orders at specified level
Personal Goal #5	Not Assigned	Fully implement sales software and maintain a high standard of ethics/compliance	Fully implement sales software and maintain a high standard of ethics/compliance	Fully implement sales software and maintain a high standard of ethics/compliance

Based on its review of Comtech's business activity and planning going into fiscal 2018, the ECC established fiscal 2018 non-equity incentive financial and personal goals at levels deemed challenging and, to some extent, constituting “stretch” goals at target. Specifically, in establishing goals, among other items, the ECC considered our long-term strategy, our fiscal 2018 business plan, prior fiscal years’ achievements, known opportunities and our share repurchase and cash dividend program.

2018 Proxy Statement 28

COMPENSATION DISCUSSION AND ANALYSIS

The pre-tax profit, Adjusted EBITDA and free cash flow goals for the CEO and COO (who served as CFO in fiscal 2018) each were increased as compared to fiscal 2017 goals. For the other participating NEOs, the applicable performance goals in some cases were higher and some lower compared to the levels targeted in fiscal 2017, based on the circumstances of the business unit.

Financial goals for Messrs. Kornberg and Porcelain were based on projected consolidated results and financial goals for Messrs. Burt and Branscum were based on the business operations for which they were responsible. Personal goals reduce the risk that our annual non-equity incentive program could provide an incentive to favor short-term results over long-term performance, and include a goal aimed at maintaining high standards of business ethics and legal compliance. Significant input on all of the performance goals was received from our Chairman and CEO and all goals were summarized on an annual “Goal Sheet” that was acknowledged by each individual NEO. The threshold, target and maximum award payout opportunities established as specified dollar amounts for each of our NEOs are shown in the “Table of Grants of Plan-Based Awards that Occurred in Fiscal 2018.”

For the Chairman and CEO and the COO, fiscal 2018 performance on all three financial goals exceeded the target levels. Pre-tax profit was achieved at a level of 166.0% of the target, although the payout level for this performance goal was capped at 150%. The achieved level of Adjusted EBITDA was 104.5% and free cash flow was 102.9% for the Chairman and CEO and the COO, with payout levels corresponding to the above-target level of achievement for these performance metrics. The payout levels for annual incentives to the other two participating NEOs corresponded to the level of achievement of his respective performance goals, except that the ECC adjusted one of the bonuses downward by approximately $500.

As it did in fiscal 2017, the ECC determined to pay out all or a substantial portion of the NEOs' 2018 annual non-equity incentive awards in the form of share units. Doing so strengthens the alignment of management with stockholders, and provides an added incentive for management to continue and accelerate the business momentum developed in fiscal 2018. The share units do not require further service for vesting, but are deferred as to settlement for a period of one year, and the ultimate value realized by each NEO is based upon the price of our Common Stock on the settlement date.

2018 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

The final awards in fiscal 2018 for each of our NEOs are reflected in the “Summary Compensation Table” as “Non-equity incentive plan compensation” and are summarized below:

	Fred Kornberg	Michael D. Porcelain	Richard L. Burt	John Branscum, Jr.
	Actual Achievement of Fiscal 2018 Non-Equity Incentive Goals (as defined)
Pre-tax profit	$33,195,642	$33,195,642	Confidential	Confidential
Adjusted EBITDA	$78,374,633	$78,374,633	Not Assigned	Not Assigned
Free cash flow	$41,702,000	$41,702,000	Confidential	Confidential
Bookings	Not Assigned	Not Assigned	Confidential	Confidential
Personal goals	Not Assigned	5 out of 5	3 out of 5	3 out of 5
	Actual Amount of Fiscal 2018 Non-Equity Incentive Award
Final non-equity incentive award payable	$1,334,141	$509,951	—	$331,802
% of targeted amount	119.1%	114.3%	—	86.8%
Number of share units issued in payment (1)	36,979	14,881	—	9,692
Value of share units	$1,242,494	$500,002	—	$325,651
% of total payout	93.1%	98.0%	—	98.1%

(1)	Approximately 4% of the share units were simultaneously withheld, with the cash value applied to cover Medicare and related tax withholdings.

The specific level of business-unit performance targets, the pre-tax profits cap on the payout, the actual achievement of business-unit results, detailed personal performance goals and related achievement are not disclosed in this proxy statement because these items are confidential business information, the disclosure of which would result in competitive harm for the Company.

Detailed Description of Methodology and Mechanical Calculation

The final non-equity incentive awards payable as a percentage of targeted amounts for fiscal 2018 (as shown in the table above), were determined by a mechanical calculation that was ultimately reviewed and approved by the ECC, after consideration of any negative discretion.

In any given fiscal year, the final non-equity incentive award payable as a percentage of the total targeted amount for each participating NEO can range from 0% to a maximum of 175% (or 150% in the case of the Chairman and CEO). If actual financial results for any specific financial goal are above target levels, the NEO could earn up to 150% of their targeted payout for that specific goal. Either an individual personal performance goal is achieved and results in earning 5% for that goal (up to 25% for all five personal goals), or that goal is not achieved and no amount is earned in respect of that personal goal. As such, if all actual financial results were at or above the maximum performance level and the NEO met all five personal goals, the resulting non-equity incentive payout would equal 175% of the NEO’s specific total non-equity incentive target (in dollars) (or 150% in the case of our Chairman and CEO, for whom no personal goals were specified). If the ECC determines that the actual financial result for any financial performance goal for an individual NEO (including our Chairman and CEO) was less than 70% of the target, the NEO would not receive a payout tied to that specific goal. If an executive does not achieve at least 70% for one financial goal and does not meet any of their personal goals (as applicable), the amount payable to the executive would be zero. Fiscal 2018 non-equity incentive awards were settled mostly by issuance of share units with a small portion settled in cash.

2018 Proxy Statement 30

COMPENSATION DISCUSSION AND ANALYSIS

To further explain how our annual incentive awards were determined, the calculation and related methodology is illustrated below, using Mr. Kornberg’s final fiscal 2018 non-equity incentive award:

•
Determine the percentage achievement of actual performance for each specific financial performance goal by dividing the actual dollar achievement by the pre-established target. For example, in fiscal 2018, for Mr. Kornberg: (i) the percentage achievement for his pre-tax profit goal (as defined below) was 150%, which was the maximum level determined because the achieved level, calculated by taking the achieved level of $33,195,642 and dividing it by the target of $20,000,000 was approximately 166.0%; (ii) the percentage achievement for his Adjusted EBITDA goal (as defined below) was approximately 104.5% which was calculated by taking the achieved Adjusted EBITDA of $78,374,633 and dividing it by the target of $75,000,000; and (iii) the percentage achievement for his free cash flow goal (as defined below) was 102.9%, which was calculated by taking the achieved level of free cash flow of $41,702,000 and dividing it by the target of $40,545,000. In each case, the threshold requirement that at least 70% of the target performance level be achieved was met.

•
Determine the amounts payable for the achievement of all financial goals. The amount payable for each financial goal is determined by multiplying the percentage achievement by the individual NEO’s total targeted non-equity incentive award (in dollars) and then multiplying that result by the original weighting assigned to arrive at an amount payable. Each amount payable is added together to arrive at the total amount payable for all financial goals. For example, in fiscal 2018, Mr. Kornberg’s percentage achievement for his pre-tax profit goal was 150.0%, which was multiplied by $1,120,000 and then multiplied by 33.3% to arrive at $560,000 (adjusted for rounding). His percentage achievement for his Adjusted EBITDA goal was approximately 104.5%, which was multiplied by $1,120,000 and then multiplied by 33.3% to arrive at $390,132 (adjusted for rounding). His percentage of achievement for his free cash flow goal was 102.9%, which was multiplied by $1,120,000 and then multiplied by 33.3% to arrive at $383,987. The final payout to the CEO was the sum of these amounts, apportioned between share units and cash, with a total value of $1,334,141 (adjusted for rounding).

•
Determine the amount payable for the achievement of personal goals for participating NEOs other than the CEO. This amount is calculated by multiplying the number of personal goals achieved by 5% and multiplying the result by the individual NEO’s total targeted non-equity incentive award (in dollars). Either a personal performance goal is achieved and results in earning 5% for that goal, or that goal is not achieved and no amount is payable in respect of that personal goal. In the case of Mr. Kornberg, no personal goals were assigned. The results achieved by other NEOs with regard to their personal goals are shown in the table above.

•
Add the amounts payable for all financial goals and personal goals to calculate an amount potentially payable to the NEO. For NEOs with responsibility for particular business units, adjust this amount downward if the calculated payout would exceed the pre-set cap on payout as a percentage of the business unit's pre-tax profit. At this point, the ECC can determine whether it will exercise negative discretion, and in some cases, amounts of the calculated incentive award will be voluntarily reallocated to other employees in the NEO's business unit.

Use and Definitions of Pre-tax Profit, Adjusted EBITDA, Free Cash Flow, and Bookings

The ECC used pre-tax profits, Adjusted EBITDA, free cash flow and bookings as the financial performance goals for the annual non-equity incentive program for fiscal 2018. The ECC believes that the pre-tax profit measure is an appropriately broad financial measure that does not create distorted incentives that might impel undue risk taking. Likewise, the ECC believes that Adjusted EBITDA, free cash flow and bookings are effective performance metrics because we use these metrics in our business planning (as we do pre-tax profit), and they appropriately align our executives' interests with the creation of long-term stockholder value.

2018 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

The financial measures -- pre-tax profit, Adjusted EBITDA and free cash flow -- used under the non-equity incentive plan are non-GAAP measures due to adjustments we make to the corresponding GAAP financial measures. The ECC believes these adjustments make the performance measures fairer and more accurate as a year-over-year comparison, and the ECC keeps the probable effects of adjustments in mind in setting the annual target level for these performance metrics.

For fiscal 2018, the calculation of our pre-tax profit, for purposes of our annual non-equity incentives, began with our GAAP income before provision for taxes and then was adjusted to eliminate certain effects, including: (i) stock-based compensation expense recorded pursuant to FASB ASC Topic 718, (ii) the amortization of newly acquired intangibles with finite lives relating to the acquisition of a trade or business, (iii) any adjustments required by the adoption of new accounting standards, (iv) certain costs associated with exit or disposal activities accounted for pursuant to FASB ASC Topic 420, (v) expenses associated with the termination of employees under FASB ASC Topics 420, 712 or 715 and related rules, (vi) impairment loss on goodwill or long-lived assets, (vii) expenses incurred in connection with a potential or actual business combination, (viii) expenses related to a potential or actual change-in-control matters, and (ix) any extraordinary item.

In fiscal 2018, we used an Adjusted EBITDA performance metric for NEOs with company-wide responsibilities. This Adjusted EBITDA metric was based first on GAAP net income and then adjusted to eliminate the expense of taxes, interest, depreciation and amortization. Additional information on Adjusted EBITDA can be found in our Management's Discussion and Analysis in our Annual Report on Form 10-K filed with the SEC on September 26, 2018.

The definition of free cash flow is calculated starting with our cash flow from operations as defined by GAAP. This figure is then reduced by the level of capital expenditures incurred by Comtech (or the applicable business operations) for property, plant and equipment (net of write-offs) and, for NEOs with company-wide responsibilities, by the amount of dividends paid by Comtech.

Bookings are based on the receipt of a purchase order from a customer and exclude any awards from the U.S. government or similar entity for which budgetary funding was not yet appropriated. For certain contracts with state and local governments (and their agencies) where we provide safety and security solutions, although funding is dependent on future budgets being approved, bookings are based on the estimated full value of the contracts given the critical nature of the services being provided and the positive historical experience of such budgets being passed.

Long-term Equity Incentive Awards In fiscal 2018, the ECC granted approximately 50% of non-salary total direct compensation to each of our NEOs in the form of long-term equity incentive awards. For each NEO, the long-term equity incentive awards were delivered equally in restricted stock units and in long-term performance shares. The ECC believes these types of share-based awards align the NEOs’ interests with those of our stockholders. The vesting terms of our equity awards provide a strong inducement for our executive officers to remain in long-term service to Comtech, and the inclusion of long-term performance goals in the performance shares promotes execution of our business strategy. These equity incentive awards are issued pursuant to our 2000 Stock Incentive Plan. Prior to fiscal 2017, the Company granted a portion of long-term incentive awards as stock options. The ECC determined instead to grant restricted stock or restricted stock units with five-year vesting periods starting in fiscal 2017, in order to provide a strong element promoting retention and the achievement of business goals largely independent of stock price changes.

The targeted dollar amount of compensation allocable to restricted stock units and long-term performance shares was converted into an estimated number of shares based on an estimated grant-date fair value (with rounding applied). The actual dollar value of restricted stock unit and performance share awards to our NEOs in fiscal 2018 are reflected in the “Summary Compensation Table” as “Stock Awards." The ECC intended that the two types of awards be granted in approximately equal valued amounts, valuing the long-term performance shares assuming achievement of the target level of performance.

2018 Proxy Statement 32

COMPENSATION DISCUSSION AND ANALYSIS

In determining the actual amount of annual grants of long-term equity awards for each respective NEO, the ECC considered the estimated grant-date fair value of the awards. The ECC also considered each individual NEO’s past and expected overall performance and his or her potential impact on our future success, and held a view toward maintaining aggregate internal pay equity. The ECC did not alter the level of long-term equity awards based on the built-up value, or absence of built-up value, of previously granted awards, or value realized by executives from previously granted awards.

The long-term performance shares granted in fiscal 2018, if earned, will entitle the recipient to receive shares of the Company's Common Stock based on achievement of revenue and Adjusted EBITDA goals (equally weighted) for the performance period of fiscal 2018 through fiscal 2020. The ECC believes that long-term performance shares provide appropriate incentives for management to focus on long-term financial results, and that these performance goals correlate with the value of our Common Stock.

In order to receive any shares under a long-term performance share award, an NEO must achieve 70% or more of at least one goal. If the performance goals are achieved at a level of 70% of target, the threshold level, the threshold number of long-term performance shares will be earned. A maximum of 200% of the long-term performance shares can be earned for achievement of the performance goals at the 200% level. The fiscal 2018 awards provide for potential payout when at least 70% (and up to 200%) of an individual goal for one year or two years was met, at which time the number of shares determined based on the achievement of the performance goals for the applicable one or two-year performance period will be earned. Subject to the participant remaining employed by the Company through the date the achievement of the performance goals for the full three fiscal year period are certified (the “Certification Date”), earned shares will be distributed to the participant at that time, except as provided below. In the event of the participant’s death or disability prior to the completion of the full three fiscal year performance period, the participant will be entitled to receive a number of shares determined based upon the greater of (x) target achievement of the performance goals and (y) actual achievement of the performance goals through the end of the fiscal quarter in which the participant dies or becomes disabled, and any earned shares will be distributed to the participant (or the participant’s estate, if applicable) within 60 days of the end of the fiscal quarter in which the participant dies or becomes disabled. If a participant is terminated by the Company without cause prior to the Certification Date, the participant will be entitled to receive for each one-, two- or three-year performance period then not complete, a number of shares equal to the number of shares the participant would earn based on actual achievement of the performance goals (measured as of the end of the fiscal quarter in which the termination occurs and projected through the end of the full three fiscal year performance period), and pro-rated for the portion of the performance period during which the participant was employed, and any earned shares will be distributed to the participant within 75 days following the Certification Date. For participants who, as of the grant date, have ten or more years of service with the Company, upon such participant’s voluntary termination of employment prior to the Certification Date, the participant will be entitled to receive a number of shares determined based on actual achievement of the performance goals for the full three fiscal year period, pro-rated for the portion of the full three fiscal year performance period the participant was employed, and any earned shares will be distributed to the participant within 75 days following the Certification Date. All of our NEOs who received long-term performance share awards in fiscal 2018 had at least ten years of service as of the grant date. Long-term performance shares not earned based on one-year and two-year performance remain earnable based on three-year performance. If performance is achieved at a level between the threshold and target or between target and maximum, the payout level is determined through straight-line interpolation. Vested performance shares are settled after the end of the three-year performance period, subject to earlier settlement in cases of death, disability or for awards granted prior to fiscal 2018, termination by the Company not for cause. The specific target levels for long-term performance share goals are not disclosed in this proxy statement because such data is confidential business information, the disclosure of which would result in competitive harm that could have an adverse effect on the Company.

2018 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

The fair value of the fiscal 2018 long-term performance shares was based on the market value of our Common Stock on the grant date. Dividend equivalents will be credited on outstanding awards, but they will be earned if and only to the extent the long-term performance shares are earned and become vested. For purposes of valuing these awards as a component of total direct compensation, the ECC valued the long-term performance shares using the target number (the accounting fair value of the target number of long-term performance shares is reflected in the “Stock Awards” column of the "Summary Compensation Table").

The ECC believes that the long-term equity awards granted in fiscal 2018, will promote the creation of long-term value for stockholders. The number of restricted stock units and long-term performance shares granted in fiscal 2018 to each NEO, and their estimated fair values, were as follows:

Named Executive Officer	Number of Shares of Restricted Stock Units Granted (#)	Target Number of Long-Term Performance Shares Granted (#)	Estimated Fair Value of Awards at Grant Date ($)
Fred Kornberg	30,702	30,702	$1,120,009
Michael D. Porcelain	12,226	12,226	446,004
Richard L. Burt	9,800	9,800	357,504
John Branscum, Jr.	10,486	10,486	382,529
Nancy M. Stallone	3,506	-	63,949

The restricted stock units and long-term performance shares were granted in early August 2017 with a grant-date fair value per share of $18.24.

All restricted stock units granted to NEOs in fiscal 2018 provided for vesting at 20% per year on the first five anniversary dates of the grant date. The long-term performance shares vest as described above, with any settlement to occur (except in limited circumstances such as death or disability) following the end of the three-year performance period. All equity awards are subject to accelerated vesting in specified circumstances.

On July 31, 2018, the three fiscal year performance period for the long-term performance shares granted in fiscal 2016 ended. For these awards, for NEOs with company-wide responsibilities, the target performance goal for Adjusted EBITDA and for revenues was exceeded (including in fiscal 2018), with the aggregate performance level being 139% of target, resulting in Mr. Kornberg earning 29,911 shares and Mr. Porcelain earning 9,043 shares over the full three-year performance period. In the case of Mr. Branscum, for whom the performance goals were tied to the business units for which he is responsible, the threshold performance level was met for one of the two performance metrics in a prior fiscal year within the performance period, resulting in him earning 2,292 shares over the full three-year performance period. In the case of Mr. Burt, the threshold performance levels for this award were not achieved, so Mr. Burt did not earn any shares in respect of this award. Ms. Stallone did not receive a long-term performance share award in fiscal 2016.

As of July 31, 2018, based on fiscal 2017 and 2018 performance, long-term performance shares potentially issuable for performance during the fiscal 2017 through fiscal 2019 performance period and the fiscal 2018 through fiscal 2020 performance period have met interim performance goals for the earning of shares as follows: Mr. Kornberg - 81,895 shares; Mr. Porcelain - 27,416 shares; Mr. Burt - 13,818 shares; and Mr. Branscum - 23,020 shares. Ms. Stallone has no outstanding awards of long-term performance shares.

2018 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS

Other Annual Compensation and Benefits – Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each NEO, we also provide for the following items of additional compensation:

•
Retirement savings are provided by our tax qualified 401(k) plan, in the same manner available to all U.S. employees. This plan includes an employer matching contribution that is intended to encourage employees (including our NEOs) to save for retirement.

•
Health, life and disability benefits are offered to NEOs in the same manner available to all of our U.S. employees. However, our Chairman and CEO has elected to enroll in a non-Company sponsored healthcare plan. We provide additional life insurance policies for our Chairman and each of our NEOs.

Perquisites are provided at modest levels to NEOs, primarily in the form of an automobile allowance. Our Chairman and CEO also receives a monthly expense allowance. These perquisites are intended to recognize senior employee status. Additional information is set forth in the "All Other Compensation" column of the "Summary Compensation Table."

Other Policies and Practices

Employment Agreements and Change-in-Control Practices
The ECC generally has relied on its history of fair treatment of NEOs as a basis for not entering into employment agreements, other than with our CEO. Our employment agreements have been intended to promote careful and complete documentation and understanding of employment terms, prevent uncertainty regarding those terms, promote good disclosure of those terms, help meet regulatory requirements under tax laws and other regulations and avoid frequent renegotiation of the employment terms.

We have entered into change-in-control agreements (or in the case of our Chairman and CEO, change-in-control provisions are included in his employment agreement) because we believe they provide important protection to our NEOs, in the form of improved job security, and also provide us a number of important benefits. First, they permit our NEOs to evaluate a potential change-in-control transaction while relatively free of concern for his or her own situation, minimizing the conflict between his or her own interests and those of our stockholders. Second, transactions take time to unfold, and ensuring a stable management team remains in place during the pendency of negotiations can help to preserve our operations in order to enhance the value delivered to the buyer – and thus the price paid to our stockholders – from a transaction. Third, if a transaction falls through, keeping our management team intact can help us to continue our business without undue disruption. Finally, the ECC believes that one of our greatest strengths is our management and workforce, so job security and protection is provided so that an acquirer could be expected to pay more to acquire the Company with the team remaining intact after the acquisition.

Chairman’s Employment Agreement

Key provisions of our Chairman and CEO’s employment agreement, as it affected service in fiscal 2018, were as follows:

•	Annual base salary of $760,000 (subject to periodic review and increase).

•	An annual incentive at a target amount that, when added to annual salary, equals $3.0 million for each full fiscal year.

•	Reimbursement for term life insurance with a face value equal to the higher of (i) $3.5 million or (ii) five times Mr. Kornberg's then-effective base salary.

•
Certain payments and benefits following termination of employment, as described in the section entitled “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.” Mr. Kornberg is required to execute a release of claims in favor of Comtech in order to receive severance.

2018 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

•
Covenants for the protection of our business, including covenants relating to confidentiality of business information, non-solicitation of employees and non-competition (extending for two years after employment ends), return of Comtech property and non-disparagement.

•	A term expiring on December 31, 2019.

Mr. Kornberg's employment agreement includes a “double-trigger” change-in-control provision that provides for severance payments and other benefits if circumstances constituting “Good Reason” (as defined in his employment agreement) arise within 2.5 years after a change-in-control and Mr. Kornberg elects to terminate employment for Good Reason. The agreement does not, however, provide any tax “gross-up” entitlement if payments under the agreement following a change-in-control were to subject him to the federal golden parachute excise tax. Instead, the agreement provides that payments under the agreement would be reduced if doing so, and thereby avoiding the excise tax, would place Mr. Kornberg in a better after-tax position. If the excise tax is triggered, however, it will be payable by Mr. Kornberg without reimbursement by the Company.

Change-in-Control Agreements with our NEOs other than Mr. Kornberg - We have entered into change-in-control agreements with our NEOs, other than the Chairman and CEO, which provide for certain payments in the event of a change-in-control followed by an involuntary termination of the NEO’s employment. Similar to our CEO’s employment agreement, these agreements include “double-trigger” change-in-control provisions and do not provide for any tax “gross-up” entitlements. These agreements are described further in the section entitled “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.”

Indemnification Agreements
We have also entered into indemnification agreements with all of our NEOs and each member of our Board of Directors that provide for indemnification by the Company against certain liabilities incurred in the performance of their duties.

Minimum Equity Ownership Guidelines and Mandatory Holding Periods
Our Board of Directors has adopted minimum equity ownership guidelines and related holding requirements for our NEOs and our non-employee directors. The Board believes these guidelines align our NEOs’ and our non-employee directors’ interests with the interests of our stockholders.

The minimum equity ownership guidelines for our NEOs and our non-employee directors are as follows:

Title	Minimum Equity Ownership Interest
Chairman, CEO and President	6x annual base salary
Non-Employee Directors	6x annual base cash retainer
All Other NEOs	Lower of 2x annual base salary or 20,000 shares

As of July 31, 2018, all of our then serving NEOs and our non-employee directors held equity positions that met their full applicable guidelines.

In establishing our equity ownership guidelines, our Board of Directors considered that the specified ownership levels are considered to be “robust” under the polices issued by Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory services firm for many of our institutional stockholders. NEOs that join Comtech or are promoted in the future must satisfy these guidelines within approximately six years of attaining such position.

To promote compliance with the minimum equity ownership guidelines shown above, our annual equity compensation for non-employee directors provides for a grant of restricted stock units rather than restricted stock, unless the director has already met the minimum equity ownership guidelines as of December 31st of the year prior to grant. A non-employee director granted restricted stock units receives an award with a value of approximately $120,000. Thus, the grant of restricted stock units does not change the aggregate value of equity compensation granted to a non-employee director in any given fiscal year. Once a director has reached his or her minimum equity ownership, he or she can once again receive annual grants of restricted stock.

2018 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS

Until applicable minimum equity ownership guidelines are met, non-employee directors and executive officers are required to hold any shares received from the exercise of stock options issued in fiscal 2011 or later or the delivery of shares pursuant to a restricted stock-based award, less the number of shares used for the payment of any related exercise price and applicable taxes. Once executive officers or non-employee directors have met their applicable equity ownership guideline, they are required to maintain their minimum equity ownership interest through the date their employment or directorship ends.

The ECC can waive or defer an individual’s compliance with the equity ownership guidelines if it determines that compliance would impose an undue financial hardship on the individual or if it is not in our best interests to apply these guidelines to that individual. In order to facilitate compliance with the equity ownership guidelines, the ECC can determine that an individual NEO’s annual non-equity incentive plan award may be settled in the form of share units, with the number of share units to be granted based on the fair market value of the Common Stock underlying the share units at the time the annual non-equity incentive award otherwise would have been settled (or a later date specified by the ECC).

Recoupment Policy
Our non-equity incentive award payouts and equity awards made to all of our NEOs are subject to a recoupment policy (often referred to as a “clawback” policy). Pursuant to the recoupment policy, under certain circumstances, including if the NEO were to engage in certain activities that would be grounds for termination for cause, if the employee competed with us or if the employee engaged in other specified activities detrimental to us (i) the NEO would be required to forfeit a specified portion of the annual non-equity incentive award, and (ii) the NEO would forfeit all equity awards (whether or not vested) and would be required to repay the Company the full value (if any) of such awards that the NEO received.

The recoupment policy with respect to the equity awards applies through the date that is the later of (i) one year following the termination of the NEO’s employment, or (ii) one year following the NEO engaging in such activities.

A specified portion of non-equity incentive payouts may also be forfeited if, during the 12 months after payment to the NEO, the NEO voluntarily terminates employment, subject to exceptions in specified circumstances.

Insider Trading Policy
We recognize that our NEOs and directors may sell shares from time to time in the open market to realize value to meet financial needs and diversify their holdings, particularly in connection with stock option exercises. All transactions in our Common Stock are required to comply with our insider trading policy.

When selling their Comtech shares, our executives and non-employee directors are encouraged to utilize SEC Rule 10b5-1 trading plans.

Anti-Hedging Policy
We have a policy that precludes our NEOs and directors from short selling or buying exchange-traded put options or call options associated with our stock, without the advance approval of the ECC. We aim to restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.

Tax Deductibility of NEO Compensation
Section 162(m) of the Internal Revenue Code generally limits our annual tax deduction to $1.0 million, per executive, for compensation paid to our Chairman and CEO and other NEOs. However, although Section 162(m) was in effect for fiscal 2018, certain exceptions were available for compensation paid to our COO (who served as CFO during fiscal 2018) and for compensation qualifying as “performance-based compensation.”

We structured our fiscal 2018 non-equity incentive awards with the intent that they be substantially deductible without limitation under Section 162(m). Long-term performance shares granted in fiscal 2018 and earlier years also have terms that we intended would qualify the awards for full tax deductibility under Section 162(m). However, restricted stock unit grants generally would not qualify as performance-based compensation for purposes of Section 162(m) under the rules in effect in fiscal 2018 and earlier years.

2018 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS

As part of the United States tax reform legislation enacted on December 22, 2017, the performance-based compensation exception from the $1.0 million deductibility limit for compensation paid to our NEOs (excluding our CFO) was repealed, among other changes. These changes to Section 162(m) will apply to Comtech in fiscal 2019 and thereafter. As a result, compensation paid to our NEOs in excess of $1.0 million generally will not be deductible unless it qualifies for "grandfathering" relief applicable to certain contractual arrangements in place as of November 2, 2017 that are not materially modified after that date. Because of uncertainties relating to the application and interpretation of the "grandfathering" relief, no assurances can be given at this time that our existing compensation arrangements, even if in place on November 2, 2017, will satisfy the requirements for "grandfathering." It is likely that a larger proportion of NEO compensation will be non-deductible in fiscal 2019 and thereafter as compared to fiscal 2018 and earlier years.

While the ECC has taken steps in the past to preserve tax deductibility under Section 162(m), it has retained and will continue to retain authority to approve compensation arrangements that may not be fully tax deductible under Section 162(m). The principal objective of the ECC in establishing and approving our compensation arrangements is to help Comtech attract, retain and appropriately reward our management team with the extent to which a related tax deduction may be available being but one consideration, among many.

Independent Reviews of Executive Compensation

In the past several years, the ECC has engaged independent executive compensation consulting firms to perform reviews of our executive compensation programs and practices and to validate certain feedback that we heard from certain of our stockholders. In fiscal 2015 and fiscal 2016, the ECC engaged the executive compensation consulting firm Gallagher & Co. The ECC considered the six factors specified under applicable NASDAQ listing standards and other relevant information concerning potential conflicts of interest, and determined that Gallagher & Co. is independent. Prior to fiscal 2015, the ECC had retained Steven Hall, an executive compensation consulting firm determined by the ECC to be independent.

The ECC engaged in an extensive review of our executive compensation process as in effect from fiscal 2013 through fiscal 2016, which included review of the results of compensation studies provided by the ECC’s independent compensation consultants. These actions of the ECC are discussed in detail in the Compensation Discussion and Analysis portion of our 2014 - 2016 proxy statements. Because the ECC determined to make no significant changes in the levels of compensation of our NEOs for fiscal 2018, it did not obtain and review an updated compensation study in the period leading into fiscal 2018 or during the fiscal year.

The ECC believes that a number of factors make our compensation program appropriate:

•	The management team, including the Chairman and CEO, has extensive experience and an outstanding track record in the telecommunications equipment industry;

•
The management team has a history of successful integration of acquisitions and product innovation, and the fiscal 2018 results is further evidence of this. These efforts will be crucial for the future success of Comtech;

•	Even in the face of challenging business conditions, management has delivered consistent operational profitability;

•
The Company’s cash position and cash flow provides our Board with the opportunity to pay annual dividends and repurchase shares, and the ability to make acquisitions. The ECC believes that our NEOs have a superior record of deploying capital productively; and

•
Our corporate executive team is lean. Our corporate NEOs oversee functions, such as legal, information technology, investor relations, and administration that, at many companies, have a separate department led by a senior executive officer. As such, benchmark comparisons of actual compensation based on title alone may not be fully comparable due to the breadth of responsibilities of Comtech's executives.

2018 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS

The ECC believes that our NEOs’ skills and experience are critical and will drive long-term total stockholder returns and that each of our individual NEOs’ fiscal 2018 compensation is well aligned with our fiscal 2018 performance and our long-term stockholder returns.

Executive Compensation Committee Interlocks and Insider Participation

During fiscal 2018, Messrs. Kaplan, Kantor, and Waldman served as members of our Executive Compensation Committee. No member of our Executive Compensation Committee (i) is or was, during fiscal year 2018, an employee or an officer of Comtech or its subsidiaries, (ii) was previously an officer of Comtech or subsidiaries or, (iii) has any relationship requiring disclosure as a related person transaction.

During fiscal 2018, no executive officer of Comtech served as a director or a member of the compensation committee of another company whose executive officers served on the compensation committee of Comtech. In fiscal 2018, Mr. Porcelain became a director, chairman of the audit committee and member of the executive compensation committee of Air Industries Group. No interlock was created as a result of this appointment.

Executive Compensation Committee Report

Our Executive Compensation Committee has furnished the following report. The information contained in this “Executive Compensation Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

Our Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2018 for filing with the SEC.

Executive Compensation Committee

Ira S. Kaplan, Chairman
Edwin Kantor
Lawrence J. Waldman

2018 Proxy Statement 39

FISCAL 2018 COMPENSATION TABLES

Executive Compensation

The table below provides information concerning the compensation of our NEOs for the fiscal years ended July 31, 2018, 2017 and 2016.

Summary Compensation Table - Fiscal 2018

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards (3)	Stock Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Fred Kornberg (1)	2018	$760,000	$—	$—	$1,120,009	$1,334,141	$220,796	$3,434,947
Chairman, CEO &	2017	760,000	—	—	1,149,994	1,299,132	222,367	3,431,493
President	2016	760,000	—	452,350	609,525	1,025,700	166,955	3,014,530
Michael D. Porcelain (2)	2018	408,000	—	—	446,004	509,951	50,441	1,414,396
Sr. VP and Chief	2017	408,000	—	—	374,276	500,009	37,680	1,319,965
Operating Officer	2016	408,000	—	181,800	184,275	419,862	44,942	1,238,879
Richard L. Burt	2018	385,000	—	—	357,504	—	63,508	806,012
Sr. VP and President	2017	385,000	—	—	362,938	51,863	53,897	853,698
Comtech Systems, Inc.	2016	385,000	—	163,620	170,100	89,028	51,737	859,485
John Branscum, Jr.	2018	335,000	—	—	382,529	331,802	17,268	1,066,600
Sr. VP and President	2017	325,000	—	—	364,150	247,656	26,193	962,999
Comtech EF Data Corp. and Comtech Xicom Technology, Inc.	2016	325,000	—	175,740	170,100	135,027	34,329	840,196
Nancy M. Stallone VP of Finance	2018	283,250	145,018 (7)	—	63,949	—	36,636	528,853

(1)
Our Chairman, CEO and President had an employment agreement in effect in fiscal 2018, but our other NEOs did not. The significant provisions of this agreement, including termination provisions, are further described under the headings “Other Policies and Practices” and “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.”

(2)	Mr. Porcelain served as our Chief Financial Officer from March 2006 through September 30, 2018. Effective October 1, 2018, Mr. Porcelain was promoted to the position of Chief Operating Officer.

(3)
These amounts represent the aggregate grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718, granted in fiscal 2016. Assumptions used in the calculation of these amounts are discussed in Note 11 to our consolidated audited financial statements for the fiscal year ended July 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on September 26, 2018.

2018 Proxy Statement 40

FISCAL 2018 COMPENSATION TABLES

(4)
These amounts represent the aggregate grant date fair value of grants of performance-based restricted stock units (considered Performance Shares under our 2000 Stock Incentive Plan), time-vested restricted stock units and shares of restricted stock units, calculated in accordance with FASB ASC Topic 718, granted in fiscal 2016, 2017 and 2018. Assumptions used in the calculation of these amounts are discussed in Note 11 to our consolidated audited financial statements for the fiscal year ended July 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on September 26, 2018. Performance-based restricted stock units awarded in fiscal 2018 have a three-year performance period (fiscal 2018 through fiscal 2020). The number of restricted stock units that may be earned based on performance over the full performance period can range from 70% of the target number if performance goals are achieved at the threshold performance level, to 200% of the target number if performance goals are achieved at the maximum performance level or zero if not achieved. See "Compensation Discussion and Analysis" and the "Table of Grants of Plan-Based Awards - Fiscal 2018." No part of the performance-based restricted stock units will be earned if such performance fails to reach the threshold performance level for at least one of the performance goals. The amounts included for fiscal 2018 in this column are the grant date fair values of the target number of performance-based restricted stock units together with the fair values of the full number of time-based restricted stock units granted to the indicated NEO. In fiscal 2018, stock awards included restricted stock units as follows: Mr. Kornberg, $560,004; Mr. Porcelain, $223,002; Mr. Burt, $178,752; Mr. Branscum, $191,265; and Ms. Stallone, $63,949. If the performance goals for the three-year performance period were to be achieved at the maximum levels, the grant-date fair value of the performance-based restricted stock units included in the amounts in this column would be as follows: Mr. Kornberg, $1,120,009 (rather than $560,004); Mr. Porcelain, $446,004 (rather than $223,002); Mr. Burt, $357,504 (rather than $178,752); and Mr. Branscum, $382,529 (rather than $191,265). Dividend equivalents accrue as cash amounts on the 2018 performance-based and/or time-based restricted stock unit awards granted, subject to the same performance-based and time-based vesting requirements that apply to the granted restricted stock units.

(5)
Non-equity incentive plan compensation for each fiscal year was settled at or shortly after fiscal year end upon final approval by the ECC and subject to the issuance of the Company’s annual audited financial statements. Awards granted in fiscal 2016 were settled in cash. Awards granted in fiscal 2017 and fiscal 2018 were settled mostly in fully vested share units and, for some NEOs, a small portion in cash. The details of the determination of the fiscal 2018 non-equity incentive plan compensation for our NEOs are discussed in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

(6)
See “Details of All Other Compensation” table below. Amounts in this table reflect amounts reported in each individual NEO’s IRS Form W-2 relating to the calendar year that ended during such fiscal year.

Details of All Other Compensation

Name	401(k) Matching Contribution	Term Life Insurance	Automobile Allowance	Unused Vacation Time Paid Out	Expense Allowance	Health Savings Account Matching Contribution	Total “All Other” Compensation

Fred Kornberg	$10,800	$128,542	$7,993	$58,462	$15,000	-	$220,796
Michael D. Porcelain	10,800	6,756	-	31,385		1,500	50,441
Richard L. Burt	10,800	29,015	-	23,693	-	-	63,508
John Branscum, Jr.	10,800	-	-	6,468	-	-	17,268
Nancy M. Stallone	10,800	5,263	6,000	13,073	-	1,500	36,636

(7)
This amount represents a discretionary cash bonus awarded to Ms. Stallone for her performance during fiscal 2018. See "Overview and Components of Fiscal 2018 Compensation Opportunities - Cash Bonuses" in the Compensation Discussion and Analysis above for additional information regarding Ms. Stallone's cash bonus.

2018 Proxy Statement 41

FISCAL 2018 COMPENSATION TABLES

Table of Grants of Plan-Based Awards - Fiscal 2018

		(1) (2) Estimated Future Payouts Under Fiscal 2018 Non-Equity Incentive Plan Awards			(3) Estimated Future Payouts Under Fiscal 2018 Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	(4) Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Fred	Sep 26, 2017	$784,000	$1,120,000	$1,680,000	-	-	-	-	-
Kornberg	Aug 9, 2017	-	-	-	21,491	30,702	61,404	-	$560,004
	Aug 9, 2017	-	-	-	-	-	-	30,702	560,004
	Jul 31, 2018	-	-	-	-	-	-	36,979 (2)	1,242,494 (2)
Michael D.	Sep 26, 2017	345,650	446,000	613,250	-	-	-	-	-
Porcelain	Aug 9, 2017	-	-	-	8,558	12,226	24,452	-	223,002
	Aug 9, 2017	-	-	-	-	-	-	12,226	223,002
	Jul 31, 2018	-	-	-	-	-	-	14,881 (2)	500,002 (2)
Richard L.	Sep 26, 2017	277,063	357,500	491,563	-	-	-	-	-
Burt	Aug 9, 2017	-	-	-	6,860	9,800	19,600	-	178,752
	Aug 9, 2017	-	-	-	-	-	-	9,800	178,752
	Jul 31, 2018	-	-	-	-	-	-	-	-
John	Sep 26, 2017	296,438	382,500	502,500	-	-	-	-	-
Branscum,	Aug 9, 2017	-	-	-	7,340	10,486	20,972	-	191,265
Jr.	Aug 9, 2017	-	-	-	-	-	-	10,486	191,265
	Jul 31, 2018	-	-	-	-	-	-	9,692 (2)	325,651 (2)
Nancy	Aug 9, 2017	-	-	-	-	-	-	3,506	63,949
Stallone	Jul 31, 2018	-	-	-	-	-	-	4,316 (2)	145,018 (2)

(1)
Our fiscal 2018 non-equity incentive awards were granted under our 2000 Stock Incentive Plan and, in the case of Mr. Kornberg, also included an amount payable under his employment agreement. Amounts presented as “Threshold” assume all personal goals (if applicable) were achieved, and all financial performance goals were met at the threshold level (i.e., 70% of target). Amounts presented as “Maximum” assume all personal goals (if applicable) were achieved, and all financial performance goals were met at the maximum level of 150% of target (in some cases, a lower maximum award limit applies, based on a pre-specified multiple of salary).

(2)
For NEOs, other than Ms. Stallone, these amounts represent share units granted at the end of the fiscal year as a partial or full payout of the awards described in the columns headed "Estimated Future Payouts Under Fiscal 2018 Non-Equity Incentive Plan Awards." The dollar value of final fiscal 2018 non-equity incentive plan award payable is included in the Summary Compensation Table in the column headed "Non-Equity Incentive Plan Compensation," as described in Note (4) to the “Summary Compensation Table - Fiscal 2018.” For Ms. Stallone, the amount represents share units granted at the end of a fiscal year as a full payout of her cash bonus, the dollar value of which is reported in the "Summary Compensation Table" in the column headed "Bonus."

(3)
Performance-based restricted stock units were granted pursuant to our 2000 Stock Incentive Plan, and are considered Performance Shares under the terms of the plan. See Note (3) to the “Summary Compensation Table – Fiscal 2018.”

(4)
For stock awards, this amount represents the grant-date fair value of the target number of performance-based restricted stock units and the grant-date fair value of the full number of shares of time-based restricted stock units and share units.

2018 Proxy Statement 42

FISCAL 2018 COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End – Fiscal 2018

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock or Other Rights That Have Not Vested ($) (1)
Fred	8/9/2017	-	-	-	-	30,702	1,031,587	30,702	1,031,587
Kornberg	8/9/2016	-	-	-	-	31,027	1,042,507	48,669	1,635,278
	9/21/2015	33,200	49,800	26.62	9/21/2025	-	-	-	-
	8/4/2015	-	-	-	-	-	-	21,500	722,400
	8/4/2014	51,000	34,000	33.94	8/4/2024	-	-	-	-
	8/1/2013	68,000	17,000	27.25	8/1/2023	-	-	-	-
	6/5/2013	60,000	-	26.08	6/5/2023	-	-	2,157	72,475
	6/6/2012	50,000	-	29.51	6/6/2022	-	-	-	-
	6/2/2011	100,000	-	27.67	6/2/2021	-	-	-	-
	6/2/2010	100,000	-	28.84	6/2/2020	-	-	-	-

Michael D.	8/9/2017	-	-	-	-	12,226	410,794	12,226	410,794
Porcelain	8/9/2016	-	-	-	-	11,385	382,536	14,231	478,162
	8/4/2015	12,000	18,000	28.35	8/4/2025	-	-	6,500	218,400
	8/4/2014	18,000	12,000	33.94	8/4/2024	-	-	-	-
	8/1/2013	21,600	5,400	27.25	8/1/2023	-	-	-	-
	6/5/2013	25,000	-	26.08	6/5/2023	-	-	899	30,206
	6/6/2012	20,000	-	29.51	6/6/2022	-	-	-	-
	10/3/2011	25,000	-	27.21	10/3/2021	-	-	-	-
	6/2/2011	45,000	-	27.67	6/2/2021	-	-	-	-
	6/2/2010	43,750	-	28.84	6/2/2020	-	-	-	-

Richard L.	8/9/2017	-	-	-	-	9,800	329,280	9,800	329,280
Burt	8/29/2016	-	-	-	-	1,425	47,880	-	-
	8/9/2016	-	-	-	-	10,339	347,390	12,923	434,213
	8/4/2015	-	16,200	28.35	8/4/2025	-	-	6,000	201,600
	8/4/2014	15,000	10,000	33.94	8/4/2024	-	-	-	-
	8/1/2013	-	4,800	27.25	8/1/2023	-	-	-	-
	6/5/2013	2,500	-	26.08	6/5/2023	-	-	450	15,120
	6/6/2012	7,000	-	29.51	6/6/2022	-	-	-	-

John	8/9/2017	-	-	-	-	10,486	352,330	10,486	352,330
Branscum,	8/9/2016	-	-	-	-	11,077	372,187	13,846	465,226
Jr.	8/4/2015	11,600	17,400	28.35	8/4/2025	-	-	6,000	201,600
	8/4/2014	15,000	10,000	33.94	8/4/2024	-	-	-	-
	8/1/2013	16,000	4,000	27.25	8/1/2023	-	-	-	-
	6/5/2013	14,500	-	26.08	6/5/2023	-	-	521	17,506
	6/6/2012	12,000	-	29.51	6/6/2022	-	-	-	-
	6/2/2011	24,000	-	27.67	6/2/2021	-	-	-	-
	6/2/2010	12,000	-	28.84	6/2/2020	-	-	-	-

Nancy	8/9/2017	-	-	-	-	3,506	117,802	-	-
Stallone	8/9/2016	-	-	-	-	3,891	130,738	-	-
	8/4/2015	4,220	6,330	28.35	8/4/2025	-	-	-	-
	6/4/2014	8,440	2,110	31.44	6/4/2024	-	-	-	-
	6/5/2013	4,460	-	26.08	6/5/2023	-	-	-	-
	6/6/2012	2,610	-	29.51	6/6/2022	-	-	-	-
	6/2/2011	4,000	-	27.67	6/2/2021	-	-	-	-
	6/2/2010	2,100	-	28.84	6/2/2020	-	-	-	-

2018 Proxy Statement 43

FISCAL 2018 COMPENSATION TABLES

(1)
Each option vests as to 20% of the underlying shares on each of the first five anniversaries of the grant date. The options granted are subject to accelerated vesting in the event of a change-in-control, except in limited circumstances. The restricted stock unit award granted on June 5, 2013 vests as to 20% of the underlying shares on the date that the ECC determines that the performance measure relating to the stock awards were met, which was September 23, 2014. Thereafter, the remaining 80% of the underlying shares vest 20% each on the first through fourth anniversaries of the date that the first 20% vested. The performance-based restricted stock unit awards granted 8/4/2015, 8/9/2016, and 8/9/2017 (as shown in the two right-hand columns under the heading "Stock Awards") vest over a three-year performance period that ends on July 31, 2018, July 31, 2019 and July 31, 2020, respectively, if pre-established performance goals are attained (including potential attainment in years one and two of the three-year period) and service-based vesting requirements are met. The number of outstanding performance shares included in the above table, and the related payout values, assume achievement of the pre-established goals at a target level. Unless the NEO has elected deferral, for each share earned under the performance-based restricted stock award, the NEO will receive one share of Common Stock on the applicable settlement date for such award. Restricted stock granted on 8/9/2016 and 8/29/2016 and restricted stock units granted on 8/9/2017 (as shown in the two left-hand columns under the heading "Stock Awards") vest as to 20% of the shares initially awarded on each of the first five anniversaries of the grant date. Market value of stock awards is based on the closing price of our Common Stock on July 31, 2018 of $33.60 per share.

Table of Options Exercised and Stock Vested - Fiscal 2018

Name of Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1) (2) (3)	Value Realized on Vesting (4)
Fred Kornberg	-	-	67,272	$1,840,921
Michael D. Porcelain	-	-	25,883	717,227
Richard L. Burt	52,500	$176,040	3,738	246,108
John Branscum, Jr.	-	-	17,139	470,830
Nancy M. Stallone	-	-	5,695	173,261

(1)	Includes performance based restricted stock units that vested during fiscal 2018 as follows: Mr. Kornberg, 22,537; Mr. Porcelain, 8,156; Mr. Burt, 798; Mr. Branscum, 4,678; and Ms. Stallone, 217.

(2)
Includes fully vested share units acquired on July 31, 2018 upon settlement of non-equity incentive plan compensation as follows: Mr. Kornberg, 36,979; Mr. Porcelain, 14,881; and Mr. Branscum 9,692. For Ms. Stallone, includes 4,316 acquired on July 31, 2018 upon settlement of her discretionary cash bonus.

(3)
Includes restricted stock that vested during fiscal 2018 as follows: Mr. Kornberg, 7,756; Mr. Porcelain, 2,846; Mr. Burt, 2,940; Mr. Branscum, 2,769; and Ms. Stallone, 972. Includes 190 restricted stock units vested during fiscal 2018 for Ms. Stallone.

(4)
Amounts represent the aggregate market value of the award on the date it is fully vested, based on the closing price per share of our Common Stock on the NASDAQ on that date (or the nearest preceding trading date).

2018 Proxy Statement 44

FISCAL 2018 COMPENSATION TABLES

Non-Qualified Deferred Compensation - Fiscal 2018

The following table sets forth information with respect to amounts earned by the NEO, including earnings, in prior years, and for which delivery of the underlying shares is deferred until the earlier of (i) separation of service (within the meaning of Code Section 409A), (ii) a change of control of the Company, or (iii) death or disability, or, in the case of share units granted in payment of fiscal 2017 and fiscal 2018 annual incentives, deferred for one year. All of these share deferrals are settled by issuance and delivery of shares of our common stock.

Name of Executive Officer	NEO Contributions In Last Fiscal Year	Registrant Contributions in Last Fiscal Year (3)	Aggregate Earnings in Fiscal 2018 (4)	Aggregate Withdrawals/ Distributions (5)	Aggregate Balance at July 31, 2018 (6)
Fred Kornberg	$ 48,422 (1)	$1,242,494	$1,256,884	$(2,365,686)	$1,660,310
Michael D. Porcelain	-	500,002	438,262	(792,098)	693,626
Richard L. Burt	-	-	42,030	(92,718)	-
John Branscum, Jr.	10,727 (2)	325,651	204,909	(401,676)	404,531
Nancy M. Stallone	-	145,018	95,492	(210,494)	145,018

(1)
The $48,422 reflects the market value as of October 2, 2017 (the date of vesting for the fifth tranche) of performance shares that were granted in fiscal 2012. The delivery of the shares of Common Stock underlying this award will be deferred until the earlier of: (i) separation of service (within the meaning of Code Section 409(A) (ii) a change of control of the Company, or (iii) death or disability.

(2)
The $10,727 reflects the market value as of September 23, 2017 (the date of vesting for the fourth tranche) of performance shares that were granted in fiscal 2013.The delivery of the shares of Common Stock underlying this award will be deferred until the earlier of: (i) separation of service (within the meaning of Code Section 409(A) (ii) a change of control of the Company, or (iii) death or disability.

(3)
Represents the dollar value of share units issued to all NEOs (other than Ms. Stallone) in respect of their fiscal 2018 non-equity incentive compensation payments and for Ms. Stallone, the dollar value of share units issued in respect of her fiscal 2018 bonus. Shares of Common Stock underlying these share units will be delivered to the NEOs following the one-year anniversary of the date the share units were granted.

(4)
The aggregate earnings in fiscal 2018 reflect changes in the market value of the Company’s Common Stock during fiscal 2018, increased by accrued dividend equivalents, which equaled the cash dividends per share paid to our stockholders in fiscal 2018 for each deferred share credited to the participant as of the dividend payment date.

(5)
Represents the dollar value of shares of Common Stock delivered to all NEOs (other than Ms. Stallone) upon the settlement of the share units issued in respect of the NEO's fiscal 2017 non-equity incentive compensation payments and for Ms. Stallone, the dollar value of shares of Common Stock delivered in respect of her fiscal 2017 bonus.

(6)
In accordance with SEC rules, the grant-date value of the share-denominated compensation that was originally deferred was previously reported in the "Summary Compensation Table" for the applicable fiscal year.

2018 Proxy Statement 45

FISCAL 2018 COMPENSATION TABLES

Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control

In this section, we describe our commitments, in effect at the end of fiscal 2018, under agreements and plans to provide payments in connection with terminations of employment and in connection with a change-in-control. Terms of the CEO and President's employment agreement applicable in fiscal 2018 are described above under the heading "Other Policies and Practices."

Severance Arrangements
Except for agreements with our CEO and President, we did not have in place employment agreements providing for severance for terminations prior to a change-in-control with any of our NEOs in fiscal 2018. All NEOs (other than our CEO and President) participated in our company-wide severance plan, which provides U.S. employees, who are terminated by us without cause, with severance payments equal to two weeks of salary for less than five years of service, three weeks of salary for five or more years of service but less than fifteen years of service, and four weeks of salary for fifteen or more years of service. Severance under the plan is not based on annual incentives such as cash bonuses, non-equity incentive awards or equity-based awards, and the plan does not provide outplacement services or subsidized medical coverage.

As detailed in the chart below, the employment agreement of our CEO and President required severance payments in the event he was terminated in specified circumstances. Subject to a release of claims in favor of the Company, the CEO and President would have been entitled to liquidated damages in the event that, prior to a change-in-control, we terminated his employment not for cause or he terminated employment due to our material breach of a term in the employment agreement. The amount of these liquidated damages would have been equal to his base salary payable for the remainder of the employment term (which expires December 31, 2019) plus a payment equal to one-twelfth of his actual total direct compensation for the full fiscal 2018 year, which approximated $267,800, times the number of whole months until the expiration of the employment term, less the amount of base salary payable during such period, plus a payment of $22,500 and continued life insurance coverage through December 31, 2021. We would have been liable also for certain attorneys' fees incurred in enforcing the executive's rights under the agreement.

Our performance-based restricted stock units granted in fiscal 2016, 2017 and 2018 provide for accelerated vesting upon death or disability, with the performance deemed to be the greater of the target performance or the actual level achieved through the quarter in which death or disability occurred and projected at that level over the remainder of the performance period. Those awards also provide for accelerated vesting in the case of a termination of the executive by us without cause, with the performance deemed to be the actual level achieved through the quarter in which termination occurred and projected at that level over the remainder of each then uncompleted performance period (including the one- and two-year measurement periods), but with the earned shares pro-rated based on the portion of the applicable performance period worked by the executive, and without double counting of earned shares.

Change-in-Control Agreements and Change-in-Control Payments
In fiscal 2018, in the event of a change-in-control and certain qualifying terminations of employment relating to a change-in-control, our CEO and President would have been entitled to specified payments under the terms of his employment agreement and our other NEOs would have been entitled to payments under the terms of their change-in-control agreements.

2018 Proxy Statement 46

FISCAL 2018 COMPENSATION TABLES

Our change-in-control agreements (or change-in-control provisions in our CEO and President's employment agreement) contain “double-trigger” clauses. In other words, before any individual NEO could receive any change-in-control payments, two events must occur: (i) a "change-in-control" (as defined in the 2000 Stock Incentive Plan) and (ii) the individual NEO’s existing employment relationship ends either due to a termination not for cause or the NEO terminates the then existing employment relationship for “good reason” (as that term is defined in the agreement) during a twenty-four month protection period (or 30 months in the case of our CEO and President) after the occurrence of a change-in-control. Good reason includes the assignment of any duties inconsistent in any material adverse respect with the individual NEO’s original position, authorities or responsibilities; a material reduction in compensation (as defined in the agreement); and the relocation of employment to a location more than fifty miles from the location of the individual NEO’s principal place of employment prior to the change-in-control. Providing this improved job security is important in order that we can retain executives through the disruption of a change-in-control and thereafter. In addition, these provisions are intended to be fair and competitive to aid in attracting and retaining experienced executives.

Upon a change-in-control and qualifying termination in fiscal 2018, our NEOs would have received payments based on the level or “tier” to which the NEO is assigned which was based on an assessment of market competitiveness and is shown in the table below:

Title	Tier	Summary of Change-in-Control Amounts Payable
CEO and President	1
The change-in-control payments multiplier would be the greater of 2.5 or the number of years remaining under the terms of the employment agreement (1.5 years remained at the end of fiscal 2018) for base salary and 2.5 for the average annual incentive compensation paid or payable for the three fiscal years prior to the year in which the change-in-control occurred. Annual incentive in any year in which long-term performance shares or other annual equity awards are granted will include the grant-date fair value of those awards. Certain other benefits, shown in the table below, would also be payable.

Medical insurance for 24 months and life insurance through December 31, 2021.

Other NEOs, except Vice President of Finance and Corporate Secretary	2
Cash equal to up to 2.5 times (based on length of service) the sum of the annual base salary in effect and the average of annual incentive compensation paid or payable for the three fiscal years prior to the termination of employment. Annual incentive in any year in which long-term performance shares or other annual equity awards are granted to the NEO will include the grant-date fair value of those awards. Certain other benefits, shown in the table below, would also be payable.

Vice President of Finance and Corporate Secretary	3	Same as Tier 2 except 1.5 times rather than 2.5 times.

All of our NEOs, other than our CEO and President, serving as of July 31, 2018, had change-in-control agreements that provided for the following:

•
With respect to each individual NEO’s annual incentive award for the fiscal year in progress at the date of their qualifying termination (as that term is defined) and their annual incentive award for any previously completed year for which a final annual incentive award has not yet been determined, awards will vest as follows:

(i) any award based on pre-set performance goals based on the level of actual achievement of such performance goals through the earlier of the end of the performance period or the date of termination; and

2018 Proxy Statement 47

FISCAL 2018 COMPENSATION TABLES

(ii) any discretionary award as of the date of termination based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of the individual NEO’s average prior years’ annual incentive amount referred to above.

•
For a period of up to one year following the 24-month protected period after the change-in-control, termination of the individual NEO’s employment by us not for cause or by the individual NEO for good reason (as defined in the agreement) would entitle them to receive a payment equal to 1.5 times the sum of their base salary and their average annual incentive awards actually paid or payable for performance in the three fiscal years preceding the year in which the change-in-control occurs.

Neither our change-in-control agreements nor the CEO and President's employment agreement provide for a tax “gross-up” if change-in-control payments were to trigger “golden parachute” excise taxes. In the event that the amounts payable to the individual NEO in connection with a change-in-control and their termination thereafter are subject to the golden parachute excise tax, the payment to be made to the individual NEO may be reduced if the reduction would provide the individual NEO with a greater after-tax amount than would be the case if no such reduction took place.

Under the change-in-control agreements for our NEOs (other than our CEO and President), each individual NEO would be eligible, subject to compliance with certain post-employment restrictions, for company-provided health-care benefits. In addition, each agreement prohibits an individual NEO from competing (as defined) with us for a period of one-year after a change-in-control. The initial term of the change-in-control agreements is two years, with annual renewals thereafter.

2018 Proxy Statement 48

FISCAL 2018 COMPENSATION TABLES

The summary table below takes into consideration the circumstances of the event and the additional payments that each NEO would be entitled to under the agreements described and the 2000 Stock Incentive Plan, assuming the event occurred as of July 31, 2018. In accordance with SEC rules, company-wide benefits and plans (including severance payments described above) that are generally available to all salaried employees and are non-discriminatory are excluded. Amounts shown are calculated without regard to the potential for reduction in order that the executive not incur a golden parachute excise tax.

Termination Scenario (As of July 31, 2018)	Fred Kornberg	Michael D. Porcelain	Richard L. Burt	John Branscum, Jr.	Nancy M. Stallone
Potential Severance Payments upon Termination:

Termination by Us Without Cause or Voluntary Termination Due to Company Breach
Amount payable per employment agreement	$4,553,334	-	-	-	-
Health and life insurance continuation (1)	447,960	-	-	-	-
Single payment payable per employment agreement	22,500	-	-	-	-

Voluntary Termination by the NEO
Long-term equity incentive award vesting (2)	367,987	$146,530	$21,538	$123,749	-

Termination by Us Without Cause
Long-term equity incentive award vesting (3)	2,851,330	882,650	475,843	691,309	-

Termination Due to Death or Disability
Long-term equity incentive award vesting (4)	3,772,003	1,229,726	965,093	1,038,038	-

Potential Change-in-Control Payments:

Change-in-Control – Assuming no Termination (as defined)
Long-term equity incentive award vesting (5)	$3,892,330	$1,407,438	$1,407,618	$1,296,984	$286,329

Termination Without Cause or For Good Reason (as defined)
Amount payable per employment agreement	7,291,482	-	-	-	-
Non-equity incentive plan award payable (6)	1,334,141	-	-	-	-
Health and life insurance continuation (1)	449,111	-	-	-	-
Single payment payable per employment agreement	37,500	-	-	-	-

Termination Without Cause or For Good Reason (as defined)
Change-in-control payments	-	2,998,879	2,071,113	2,092,351	691,799
Non-equity incentive plan award payable (6)	-	509,951	-	331,802	145,018
Health insurance continuation (1)	-	72,497	58,190	57,213	68,733

(1)
For NEOs, health and life insurance continuation amounts are estimates for three years based on the current plan in which the executive officer is enrolled and will vary in amount for a given executive officer based on the actual plan and actual costs following termination of employment. Mr. Kornberg has voluntarily elected to discontinue participation in the Company’s medical insurance program and enrolled in a non-Company sponsored healthcare plan.

2018 Proxy Statement 49

FISCAL 2018 COMPENSATION TABLES

(2)
This represents the dollar value of fiscal 2018 long-term performance share awards that would become payable upon the NEO’s voluntary resignation prior to the end of the three fiscal year performance period. In the event of the NEO’s voluntary resignation prior to the end of the performance period, the NEO is entitled to receive a number of shares based upon actual performance as of the end of the three-year performance period, pro-rated based on the number of days the NEO was employed during the three-year performance period. The amounts in the table are based upon actual performance through July 31, 2018. Because the ultimate payout would be based on actual performance determined at the end of the three-year performance period, the amounts shown in the table are estimates only as the actual payout is not determinable as of July 31, 2018. Any earned shares would be distributed to the NEOs within 75 days of July 31, 2020.

(3)
This represents the dollar value of long-term performance share awards that would become vested upon the termination of the NEO’s employment by us without cause prior to the end of the applicable three-year performance period. In the event of an NEO’s termination by us without cause prior to the end of an applicable performance period (generally, the one-, two- or three-fiscal year period during which performance is measured), the NEOs are entitled to receive a number of shares based upon actual performance (measured as of the end of the fiscal quarter in which termination occurs) extrapolated through the end of the three-year performance period, and then pro-rated for the portion of the three-year performance period the NEO was employed. For fiscal 2016 and fiscal 2017 awards, earned shares would be distributed to the NEOs within 60 days following the date of termination (for completed performance periods) and within 60 days following the end of the fiscal quarter in which termination occurs (for incomplete performance periods or performance periods for which the ECC has not certified performance). For fiscal 2018 awards, earned shares would be distributed to the NEOs within 75 days of July 31, 2020.

(4)
This represents the dollar value of long-term performance share awards that would become vested upon the NEO’s termination due to death or disability. In the event of death or disability prior to the end of the three fiscal year performance period, the NEOs are entitled to receive a number of shares based upon the greater of target performance and actual performance (measured as of the end of the fiscal quarter in which death or disability occurs) extrapolated through the end of the three-year performance period for the applicable award. For the fiscal 2016 and fiscal 2017 long-term performance share awards, the amounts are based on actual performance for Messrs. Kornberg and Porcelain and target performance for Messrs. Burt and Branscum. For the fiscal 2018 long-term performance share awards, the amounts for all NEOs are based upon actual performance. Earned shares would be distributed to the NEOs within 60 days following the date of death or disability.

(5)
For all NEOs, these amounts represent the aggregate value of stock-based awards (including the value of in-the-money stock options) as of July 31, 2018 that would become vested as a direct result of the applicable termination or upon a change-in-control. The performance-based restricted stock units granted in 2016, 2017 and 2018 would become vested upon a change-in-control only if replacement awards providing equivalent rights and benefits were not granted. If vesting accelerates for such awards, the restricted stock units will be deemed to be earned at the higher of the target level or the actual performance level to-date projected to be continued through the end of the performance period. For purposes of this table it is assumed that such awards would have vested as of July 31, 2018 (i.e., that they would not be assumed in the transaction), and the applicable level of such vesting would have been the target level. These aggregate values do not reflect the value of stock-based awards based on their remaining term, and do not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change-in-control. Market value and in-the-money value are based on the closing price of our Common Stock, $33.60, on July 31, 2018.

(6)	The non-equity incentive plan awards represent the amount that would have been payable without the ECC’s use of negative discretion.
None of the above payments have actually been made to any of the NEOs. The actual payments and benefits that would be made to each NEO under each circumstance can only be known once a qualifying event occurs.

2018 Proxy Statement 50

FISCAL 2018 COMPENSATION TABLES

CEO Pay Ratio

Presented below is information regarding the ratio of the fiscal 2018 annual total compensation of our CEO as compared to that of our employee compensated at the median level. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

For fiscal 2018:

•	Our CEO's annual total compensation, as reported on page 39 in the "Summary Compensation Table", was $3,437,419.

•	Our median employee's annual total compensation that would be reportable in the "Summary Compensation Table" was $91,978.

•
Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 37:1. We believe this ratio validates the equity of the Company's overall compensation policy as compared to 2,005 public companies who reported an average CEO pay ratio of 144:1 and a median ratio of 69:1 as of June 30, 2018 according to a study prepared by Pearl Meyer & Partners, a well-known compensation firm.

We identified our median employee by using fiscal 2018 base salaries, our consistently applied compensation measure, for all individuals, excluding our CEO, who were employed by us in the United States on a full-time or part-time basis on July 31, 2018. As permitted by applicable rules, we excluded from this analysis employees located outside of the United States as follows: four in Algeria; 19 in Australia; 19 in Canada; 11 in China; two in France; six in India; four in Singapore; one in Sri Lanka; and seven in the United Kingdom. Our total employee work force in all countries, as of the determination date, was 1,637, of which 1,564 (95.5%) were located in the United States.

2018 Proxy Statement 51

FISCAL 2018 COMPENSATION TABLES

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Information Table

The following table sets forth information as of July 31, 2018 regarding our compensation plans and the Common Stock we may issue under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Weighted-average exercise price of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by stockholders	2,742,142	$19.31	2,026,154
Equity compensation plans not approved by stockholders	—	—	—
Total	2,724,142	$19.31	2,026,154

(1)
The number reported in this column assumes that long-term performance shares are earned at 200% of the target number of long-term performance shares. See Note (3) to the “Summary Compensation Table - Fiscal 2018.” Stock units, restricted stock units and performance shares are convertible into shares of our Common Stock on a one-for-one basis, subject to certain vesting and other requirements, and do not require the payment of an exercise price. As such, for these awards, the weighted average exercise price reflected in the above table assumes a zero exercise price. The weighted average exercise price of stock option awards only was $28.72 as of July 31, 2018.

(2)
Includes 56,265 shares available for issuance under the Comtech Telecommunications Corp. Employee Stock Purchase Plan. That plan permits employees to purchase shares at a discount from fair market value of up to 15% of the market price of our Common Stock at the beginning or end of each calendar quarter. 1,969,889 shares remained available for issuance under the 2000 Stock Incentive Plan for either stock options, stock appreciation rights (which constitute options, warrants or rights for purposes of this table), restricted stock, restricted stock units, and other full-value awards.

2018 Proxy Statement 52

AUDIT COMMITTEE AND OTHER MATTERS

Audit Committee Report

Our Audit Committee has furnished the following report.

The information contained in the “Audit Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”), nor is such information to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Comtech, the audits of Comtech’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Comtech’s independent auditor, and the performance of Comtech’s internal auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP (“Deloitte”), Comtech’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

In fiscal 2018, the Audit Committee, in fulfilling its responsibilities, among other things:

•	reviewed and discussed the audited financial statements contained in the 2018 Annual Report on SEC Form 10-K with Comtech’s management and with Deloitte;

•
discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board; and

•
received written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and discussed with Deloitte its independence from Comtech and its management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comtech’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, for filing with the SEC.

Audit Committee

Lawrence J. Waldman, Chairman
Robert G. Paul
Dr. Yacov A. Shamash

2018 Proxy Statement 53

AUDIT COMMITTEE AND OTHER MATTERS

Certain Relationships and Related Transactions
Policies and Procedures Regarding Related Party Transactions
Our Standards of Business Conduct provide that transactions with related parties, as defined in the Standards of Business Conduct, must be communicated to the Corporate Compliance Officer and, as applicable, the Audit Committee. Effective November 18, 2016, the Audit Committee responsibilities involve evaluating related party transactions, including all transactions between the Company and any of its directors, executive officers, family members of directors and executive officers, and companies in which any director, executive officer or family member is known to be employed or is known to be a partner, principal or in a similar position. Prior to November 18, 2016, the Nominating and Governance Committee was responsible for evaluating such transactions.

In addition, our Corporate Governance Guidelines adopted by the Audit Committee provide that, without the prior approval of a majority of disinterested members of the full Board of Directors and, if required by applicable listing standards, the Company will not make significant charitable contributions to organizations in which a director or family member of the director is affiliated, enter into consulting contracts with (or otherwise provide indirect compensation to) a director, or enter into any relationships or transactions (other than service as a director and Board of Directors committee member) between the Company and the director (or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested).

When evaluating any related party transaction, the Audit Committee considers, among other matters, the terms of the proposed transaction or arrangement, as compared to the terms that could reasonably be expected to be obtained from an unrelated party, and whether the proposed transaction or arrangement is in the best interests of the Company and its stockholders.

Certain Transactions
We lease a 46,000 square foot facility in Melville, New York from a partnership controlled by our Chairman, CEO and President. This facility has been used by our Government Solutions segment for manufacturing, engineering, sales and other administration functions for many years. In June 2011, in connection with our lease expiring in December 2011, our Nominating and Governance Committee of the Board of Directors performed a comprehensive assessment to determine: (i) whether or not the facility met our current and future business requirements, and (ii) what terms and conditions we should consider in potentially negotiating a new lease. In determining current and future business requirements, the Nominating and Governance Committee considered detailed operational requirements prepared by appropriate management levels within our RF microwave amplifiers segment. In determining the terms and conditions that we should consider, our Nominating and Governance Committee obtained written reports from three independent commercial real estate firms regarding prevailing rents for comparable facilities in the general vicinity. Our annual rent for this facility was $625,000 for fiscal 2018. The lease provides for our use of the premises as they exist through December 2021 with an option, exercisable by us, for an additional ten-year period. Additionally, we have a right of first refusal in the event of a sale of the facility.

The son of Mr. Burt (a Senior Vice President of the Company and President of Comtech Systems, Inc.) is employed by our Company as a Vice President of International Marketing and his aggregate compensation (including salary and incentive sales commissions) for fiscal 2018 of approximately $288,000 was comparable with other Comtech employees in similar positions.

2018 Proxy Statement 54

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF TWO DIRECTORS
ttt
Our Board of Directors recommends a vote
FOR the Election of
Robert G. Paul and
Lawrence J. Waldman
to our Board of Directors

Our Board of Directors is divided into three classes. Members of our Board of Directors are elected for three-year terms, with the term of office of one class expiring at each annual meeting of Comtech’s stockholders. Messrs. Paul and Waldman are in the class whose term expires at the Fiscal 2018 Annual Meeting of Stockholders. Mr. Kornberg and Mr. Kantor are in the class whose term of office expires at the Fiscal 2019 Annual Meeting of Stockholders. Mr. Kaplan and Dr. Shamash are in the class whose term of office expires at the Fiscal 2020 Annual Meeting of Stockholders. All directors serve until their successors are duly elected and qualified. Mr. Paul is a current director standing for re-election and was elected at the Fiscal 2015 Annual Meeting of Stockholders held on December 10, 2015. Mr. Waldman is a current director standing for re-election and was elected at the Fiscal 2015 Annual Meeting of Stockholders held on December 10, 2015. The election of each nominee will require the affirmative vote of a majority of the shares voted in person or by proxy on the proposal at the Fiscal 2018 Annual Meeting of Stockholders. Abstentions and broker non-votes will have no effect on the outcome of the election.

See Part 2 - "Stockholders, Directors and Executive Officers" for biographies and director qualifications of our nominees for Director.

2018 Proxy Statement 55

PROPOSALS

PROPOSAL NO. 2 - APPROVE
(ON AN ADVISORY BASIS) COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS AS DISCLOSED
IN THIS PROXY STATEMENT
ttt

Our Board of Directors recommends a vote
FOR the proposal to approve compensation of
the Named Executive Officers as disclosed in this Proxy Statement.

The ECC believes that compensation of our executive officers in fiscal 2018 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy.

We are providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. Stockholders are being asked to vote on the following resolution:

Resolved, that the stockholders approve the compensation of Comtech’s executive officers named in the Summary Compensation Table, as disclosed in Comtech’s Proxy Statement dated November 16, 2018, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Although this proposal is advisory and not binding, the ECC, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, the ECC will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.

Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2018 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2018 compensation of our NEOs and changes implemented in our program for fiscal 2018.

We urge you to read these sections of the proxy statement and the related compensation tables closely in determining how to vote on this matter.

2018 Proxy Statement 56

PROPOSALS

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ttt

Our Board of Directors recommends a vote FOR the ratification of the selection of
Deloitte & Touche LLP as our independent registered public accounting firm.

Our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the 2019 fiscal year, subject to ratification by our stockholders. If our stockholders do not ratify the selection of Deloitte, it will be reconsidered by our Board of Directors. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests. Representatives of Deloitte are expected to be present at the Fiscal 2018 Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Our Audit Committee reviews each service performed by Deloitte on a case-by-case basis before approving all audit or permissible non-audit services. Our Audit Committee has concluded that the non-audit services provided by Deloitte are compatible with maintaining the independent registered public accounting firm’s independence.

Principal Accountant Fees and Services
The following is a summary of the fees billed to us for the fiscal year ended July 31, 2017 and fees billed to or payable by us for the fiscal year ended July 31, 2018 by Deloitte for professional services rendered:

Fee Category	Fiscal 2018 Fees	Fiscal 2017 Fees

Audit fees (1)	$1,245,000	1,146,000
Tax fees (2)	122,000	122,000
All other fees (3)	50,000	12,000
Total fees	$1,417,000	1,280,000

(1)
Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees include fees related to the audit of our report on internal control over financial reporting, issuance of consents and statutory audits of certain foreign subsidiaries.

(2)	Tax fees consist of fees billed for professional services regarding federal, state and international tax compliance, tax advice and tax planning.

(3)
In fiscal 2017, all other fees primarily relate to Comtech's SEC comment letter, minimum statutory withholdings and year-end stock grant compensation. In fiscal 2018, all other fees represent services performed in connection with our adoption of ASC 606 - Revenue from Contracts with Customers.

2018 Proxy Statement 57

PROPOSALS

PROPOSAL NO. 4 - APPROVAL OF THE SECOND AMENDED AND RESTATED COMTECH TELECOMMUNICATIONS CORP. 2001 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER
                                                                                                           ttt

The Board of Directors considers approval of the Second Amended and Restated 2001 Employee Stock Purchase Plan to increase the number of shares issuable thereunder to be in the best interests of Comtech and therefore recommends that stockholders vote FOR approval of this proposal at the Fiscal 2018 Annual Meeting of Stockholders.

General
As of October 31, 2018, approximately 1,400 employees were eligible to participate in the Comtech Telecommunications Corp. Amended and Restated 2001 Employee Stock Purchase Plan (the “ESPP”). Due to many years of participation by our employees, the current authorized share pool under the ESPP is nearly exhausted. As of September 30, 2018, 47,404 shares remained available for purchase under the ESPP. Based on recent participation and share usage rates, we estimate that fewer than 10,000 shares will remain available for purchase by September 30, 2019.

Our Board of Directors approved, subject to the receipt of stockholder approval, an amendment and restatement of the ESPP (the “Amended ESPP”) to increase the maximum number of shares of our common stock that are reserved for issuance thereunder by 250,000, from 800,000 to 1,050,000. The Board of Directors is proposing to increase the maximum share reserve because it believes it will ensure we can continue to give our employees the opportunity to acquire additional interests in, and a further incentive to promote, the growth of the Company. This increase is intended to continue to provide eligible employees of the Company and our subsidiaries with the opportunity to purchase shares of our common stock at a discount through payroll deductions in accordance with the terms of the ESPP. Directors and Executive Officers of the Company are not permitted to participate in the ESPP.

The ESPP was originally approved by our Stockholders at our Fiscal 2000 Annual Meeting of Stockholders on December 12, 2000, and was amended and restated effective January 1, 2016 following Stockholder approval of an amendment and restatement at our Fiscal 2015 Annual Meeting of Stockholders. If Stockholders approve the Amended ESPP, it will become effective on the date of our Fiscal 2018 Annual Meeting. If the Amended ESPP is not approved, the ESPP as currently in effect will remain in effect.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the amount of new shares of our Common Stock to be included in the aggregate share reserve under the Amended ESPP, effective upon and subject to Stockholder approval of the Amended ESPP, as soon as practicable following Stockholder approval of the Amended ESPP.

Description of the ESPP
The following is a summary of the material features of the Amended ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amended ESPP, a copy of which is annexed this proxy statement as Exhibit A.

2018 Proxy Statement 58

PROPOSALS

Eligibility. All of our employees and employees of our participating subsidiaries will be eligible to participate in the Amended ESPP if the employee has been continuously employed for at least one year as of the first day of an offering period and meets other minimum eligibility requirements specified in the Amended ESPP. However, the following employees will not be eligible to participate in the Amended ESPP: (i) any employee whose customary employment is twenty (20) hours or less per week or not more than five months during a calendar year; (ii) any employee who, after purchasing shares under the Amended ESPP, would own five percent or more of our stock (by vote or value); and (iii) any officer or director who is a highly compensated employee within the meaning of Section 414(q) of the Internal Revenue Code of 1986, as amended (the “Code”) with compensation above a certain level or who is otherwise subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. Also, in no event can an employee purchase shares of our Common Stock under the Amended ESPP and under all other employee stock purchase plans of the Company or any of our subsidiaries at a rate which exceeds $25,000 of the fair market value of such stock for each calendar year.

Shares Subject to the Amended ESPP.  Subject to Stockholder approval of the Amended ESPP, an additional 250,000 shares of our Common Stock will be available for purchase under the Amended ESPP. If the Amended ESPP is approved, an aggregate of 1,050,000 shares of our Common Stock will be available for purchase under the Amended ESPP, subject to adjustment in the event of certain corporate events as described below. As of September 30, 2018, 752,596 shares of our Common Stock had been issued under the ESPP. Purchases of shares of our Common Stock under the ESPP may be made on the open market or through the delivery of treasury shares or newly-issued and authorized shares, as determined by the Company. As of November 14, 2018, the fair market value of a share of our Common Stock was $26.14.

Administration. The Amended ESPP will be administered by a committee appointed by our Board of Directors (or, if no committee is appointed, the Board of Directors). The committee has the full power and authority, subject to the provisions of the Amended ESPP, to adopt rules and regulations it deems necessary for the administration of the Amended ESPP, and to interpret the provisions and supervise the administration of the Amended ESPP. The committee may, in its sole discretion, designate an agent to administer the Amended ESPP, purchase and sell shares of Common Stock in accordance with the provisions of the Amended ESPP, and keep records, send statements of account to employees and to perform other duties relating to the Amended ESPP, as the committee may request from time to time.

Adjustments. In the event that shares are exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, recapitalization, stock split, stock dividend or other change in the structure of our Common Stock, either our Board of Directors or the committee will make such adjustments as it deems appropriate and such determination will be binding for all purposes.

Participation in the Amended ESPP. The Amended ESPP permits eligible employees to purchase shares of Common Stock during certain offering periods, which generally encompass a calendar quarter. To become a participant in the Amended ESPP, an eligible employee must sign and deliver to the Company a payroll deduction authorization/subscription form on which the participant designates the percentage of the employee’s eligible compensation (which cannot be less than $5.00 per week or more than 20% of the employee’s gross base salary (including payroll deductions under Sections 401(k) and 125 of the Code, but excluding overtime, bonuses and other extra compensation) per payroll period) that may be used to purchase shares of Common Stock during an offering period.

Offering and Purchase Dates. A new and separate offering will be made on the first business day of January, April, July and October in each calendar year, each such date being herein referred to as an “Offering Date.” A “Purchase Date” as used herein refers to the last business day in the succeeding March for offerings made in January, the last business day in the succeeding June for offerings in April, the last business day in the succeeding September for offerings made in July and the last business day in the succeeding December for offerings made in October. Offerings will be reduced on a pro rata basis to the extent the authorized shares remaining under the Amended ESPP are not sufficient to enable the number of anticipated subscribers to subscribe to purchase at least 100 shares each.

2018 Proxy Statement 59

PROPOSALS

The subscription by an eligible employee in any offering may not exceed 100 shares of our Common Stock (subject to any adjustments as described above). The purchase price per share with respect to each offering will be 85% of the fair market value of our Common Stock on (i) the Offering Date or (ii) the Purchase Date, whichever date provides the participant the lower price. “Fair market value” generally means the average of the closing bid and asked prices of our Common Stock on the applicable date, as reported by the NASDAQ Stock Market LLC. Options to purchase 100 shares of our Common Stock will be deemed granted to each participating employee as of the applicable Offering Date. As of the applicable Purchase Date, a participant’s option will be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable price. Options not exercised as of the applicable Purchase Date will automatically lapse.

Funds paid into the Amended ESPP by participants are deposited in a special bank account known as the Comtech Employee Stock Purchase Plan Account. Such funds will be applied in accordance with the provisions of the Amended ESPP and will bear no interest. Any amount paid into the Amended ESPP in excess of the purchase price as determined on a Purchase Date will be credited to the employee's account for the next succeeding offering (unless a refund is otherwise requested by the employee). The issuance of shares of Common Stock to any plan participant will be recorded in the books and records of the Company (or its transfer agent) as soon as practicable after the applicable Purchase Date. Shares of common stock issued under the Amended ESPP will be in uncertificated form.

Any participating employee may cancel his or her participation in the Amended ESPP at any time by giving written notice of cancellation to the Company not less than 10 business days prior to any applicable Purchase Date. In such event, the amount then held for the employee in the Comtech Employee Stock Purchase Plan Account will be refunded without interest.

Termination of Rights. Upon termination of a participant’s employment for any reason other than retirement, disability or death, the participant will be refunded the amount then held for him or her in the Comtech Employee Stock Purchase Plan Account. If termination is due to retirement or death, the participant or his or her estate (in the case of death) may elect within thirty (30) days after retirement or death to either (i) receive in cash the amount then held in the Comtech Employee Stock Purchase Plan Account, or (ii) have the amount then held applied to the purchase of as many full shares of Common Stock as such amount will purchase at the applicable purchase price determined as of the applicable Offering Date, and any remaining balance refunded. A failure to timely make such election will be treated as notice of cancellation and the amount then held for the participant will be refunded.

Coordination with 401(k) Plan. If a participant makes a hardship withdrawal of employee deferral contributions under the Company’s 401(k) plan, to the extent required by the Company’s 401(k) plan, the participant’s payroll deductions and the purchase of shares of Common stock under the Amended ESPP will be suspended until the first payroll period following the applicable Offering Date commencing after the twelve (12) month period after the hardship withdrawal. If such a participant who elects a hardship withdrawal under the 401(k) plan has a cash balance accumulated in his or her Comtech Employee Stock Purchase Plan Account at the time of withdrawal that has not already been applied to purchase shares of Common Stock, the cash balance will be returned to the participant as soon as administratively practicable.

Amendment or Discontinuance of the Amended ESPP. Our Board of Directors has the right to amend, modify or terminate the ESPP at any time without notice, except that existing rights of employees may not be adversely affected and no amendment may, without approval by the Company’s Stockholders to the extent required by Section 423 of the Code: (i) increase the total number of shares of Common Stock to be offered; (ii) change the formula for determining the price at which the shares will be paid; (iii) increase the maximum number of shares which an eligible employee may purchase; or (iv) extend the duration of the Amended ESPP. Unless sooner terminated, the Amended ESPP will terminate at the time that all of the shares of Common Stock reserved for issuance under the Amended ESPP (subject to adjustments as described above) have been issued under the terms of the Amended ESPP.

2018 Proxy Statement 60

PROPOSALS

New Plan Benefits. Because benefits under the Amended ESPP depend on eligible employees’ elections to participate in the Amended ESPP and the fair market value of our Common Stock at various future dates, it is not possible to determine future benefits that will be received by employees under the Amended ESPP. Our executive officers and our non-employee directors are not eligible to participate in the ESPP. As disclosed above, under the terms of the ESPP, an eligible employee who participates in the ESPP may not purchase shares of our Common Stock in any calendar year with a maximum fair market value exceeding $25,000.

Certain Federal Income Tax Consequences Relating to the Amended ESPP
The following discussion of the principal U.S. federal income tax consequences with respect to the purchase of Common Stock under the Amended ESPP is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state, local, estate and social security tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under the Code, a participant will not realize income at the time the offering period commences or when the shares purchased under the Amended ESPP are transferred to him or her. If a participant disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (1) the excess of the fair market value of such shares at the time of the disposition over the purchase price, or (2) the excess of the fair market value of the shares at the commencement of the offering period over the purchase price at such time. The participant’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of the disposition should be treated as long-term capital gain or loss. In such event, we will not be entitled to any tax deduction.

If a participant disposes of shares purchased under the Amended ESPP within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, we will be entitled to a deduction equal to the amount that the participant is required to include in income as a result of such disposition.

The Amended ESPP is not subject to any of the requirements of ERISA. The Amended ESPP is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Vote Required
In order for this proposal to be approved, we must receive the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Fiscal 2018 Annual Meeting of Stockholders.

2018 Proxy Statement 61

FISCAL 2019 ANNUAL MEETING

FISCAL 2019 STOCKHOLDER PROPOSALS AND NOMINATIONS

Under the SEC’s proxy rules, eligible stockholders wishing to have a proposal for action by the stockholders at the Fiscal 2019 Annual Meeting of Stockholders included in our proxy statement must submit such proposal at the principal offices of Comtech, and such proposal must be received by us not later than July 19, 2019.

Under our By-Laws, a stockholder nomination for election to our Board of Directors may not be made at the Fiscal 2019 Annual Meeting of Stockholders unless notice (including all information required under Article II, Section 8 of our By-Laws) is delivered in person or mailed to Comtech and received by us not earlier than August 6, 2019 or later than September 5, 2019; provided, however, that if the Fiscal 2019 Annual Meeting of Stockholders is not held within 30 days before or after the anniversary date of the Fiscal 2018 Annual Meeting of Stockholders, such notice must be received not more than 90 days prior to the Fiscal 2019 Annual Meeting of Stockholders or less than 60 days prior to the Fiscal 2019 Annual Meeting of Stockholders.

In addition, a stockholder proposal (other than a nomination for election to our Board of Directors, or a stockholder proposal that may be made pursuant to the SEC’s proxy rules) may not be made at the Fiscal 2019 Annual Meeting of Stockholders unless notice thereof (including all information required under Article II, Section 9 of our By-Laws) is delivered in person or mailed to Comtech and received by us not earlier than September 5, 2019 or later than October 5, 2019; provided, however, that if the Fiscal 2019 Annual Meeting of Stockholders is not held within 30 days before or after the anniversary date of the Fiscal 2018 Annual Meeting of Stockholders, such notice must be received not more than 90 days prior to the Fiscal 2019 Annual Meeting of Stockholders or less than 60 days prior to the Fiscal 2019 Annual Meeting of Stockholders.

Under the SEC’s proxy rules, proxies solicited by our Board of Directors for the Fiscal 2019 Annual Meeting of Stockholders may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal within the aforementioned dates.

It is suggested that any such stockholder proposals or nominations be submitted to the Company by certified mail, return receipt requested.

2018 Proxy Statement 62

Exhibit A
SECOND AMENDED AND RESTATED
COMTECH TELECOMMUNICATIONS CORP.
2001 EMPLOYEE STOCK PURCHASE PLAN

(1) Purpose of the Plan

The purpose of this Second Amended and Restated Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan (the “Plan”) is to provide a method by which eligible employees may purchase shares of common stock of Comtech Telecommunications Corp. (the “Company”), $.10 par value per share (the “Common Stock”) by payroll deductions and at discounted prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interests of the Company.

It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be construed in accordance with such purpose. The Plan was originally approved by stockholders on December 12, 2000 and was originally effective January 1, 2001 and stockholders approved an amendment and restatement of the Plan effective January 1, 2016. This Second Amended and Restated Plan was approved by the Company’s Board of Directors (the “Board”), subject to the approval of the Company’s stockholders at the Company’s fiscal 2018 annual meeting of stockholders, and this Second Amended and Restated Plan shall become effective on the date of stockholder approval.

(2) Eligible Employees

All persons who as of any Offering Date, as hereinafter defined, are employees of the Company or any of its subsidiary corporations (as defined under Section 424(f) of the Code, and referred to herein as, a “subsidiary” or “subsidiaries”) and who have been continuously in the employ of the Company or any of its subsidiaries for at least one year at such date will be eligible to participate in this Plan, except for the following who shall not be eligible:

    (a) Any employee whose customary employment is 20 hours or less per week or not more than 5 months during a calendar year;

(b) Any employee who, immediately after any Offering Date would own (as determined under Section 424(d) of the Code), stock, and/or hold outstanding options to purchase stock, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company, any subsidiary or any parent corporation, as defined under Section 424(e) of the Code;

(c) Any employee to whom grant of an option hereunder would permit his rights to purchase stock under the Plan and under all other employee stock purchase plans, if any, of the Company, any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

(d) Any officer or director who is a “highly compensated employee” (within the meaning of Section 414(q) of the Code) or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

(3) Number of Shares to be Offered

A maximum of 1,050,000 shares will be offered for subscription, subject to adjustment as provided under Section 17. Purchases of Common Stock may be made on the open market or through the delivery of treasury shares or newly-issued and authorized shares, as determined by the Company.

(4) Offering and Purchase Dates

A separate offering will be made on the first business day of January, April, July and October in each year commencing with 2001, each such date being herein referred to as an “Offering Date.” A “Purchase Date” is the last business day in the succeeding March for offerings made in January, the last business day in the succeeding June for offerings in April, the last business day in the succeeding September for offerings made in July and the last business day in the succeeding December for offerings made in October.

The offering will be reduced on a pro rata basis to the extent that the authorized shares remaining are not sufficient to enable the number of anticipated subscribers to subscribe to purchase at least 100 shares each.

(5) Purchase Price

The purchase price per share with respect to each offering shall be 85% of the fair market value of the Common Stock on (i) the Offering Date, or (ii) the Purchase Date, whichever date produces the lower price.

“Fair market value” shall mean the average of the closing bid and asked prices of the Common Stock on the applicable date, as reported on the principal national securities exchange in which it is then traded or the NASDAQ Stock Market LLC or if not traded on such principal national securities exchange or the NASDAQ Stock Market LLC, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.

(6) Method of Payment

Payment will be made through payroll deductions authorized as provided in Section 7 hereof, which shall not be less than $5.00 per week ($10.00 bi-weekly), nor more than 20 percent of the employee’s gross base salary (including payroll deductions under Sections 401(k) and 125 of the Code but excluding any overtime, bonuses, or other extra compensation) per payroll period.

If, as of any Purchase Date, any participant has made an overpayment for the amount of shares for which the participant has subscribed, either due to the operation of Section 5 hereof, or otherwise, such overpayment shall be credited to his account for the next succeeding offering in accordance with Section 423 of the Code (unless a refund is requested by the participant or at the option of the Company).

(7) How and When to Subscribe

Subscription agreements will be made available to all eligible employees. To subscribe to the first offering under the Plan, an eligible employee must sign and deliver a payroll deduction authorization/subscription form to the Company on or before January 1, 2001.

Employees who are eligible to participate in the first offering under the Plan, but who choose not to participate, employees who subsequently become eligible to participate, and employees who have canceled their participation in the Plan may subscribe to any subsequent offering for which they are eligible by signing and delivering a payroll deduction authorization/subscription form to the Company not less than 30 days prior to the applicable Offering Date.

A payroll deduction authorization/subscription form once filed by an employee shall remain effective for all subsequent offerings under the Plan, subject to an employee’s right to cancel participation as provided in Section 11.

(8) Limit on Number of Shares Subscribed

The subscription by an eligible employee in any offering may not exceed 100 shares of Common Stock, subject to adjustment as provided in Section 17.

(9) Date of Granting Option and Exercising Option and Life of Option

Options to purchase 100 shares of Common Stock shall be deemed granted to each participating employee as of the respective Offering Dates. As of the applicable Purchase Date, a participant’s option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to his account at that time will purchase at the applicable price specified in Section 5 hereof. Options not exercised as of the applicable Purchase Date shall automatically lapse.

(10) Method of Handling Employees’ Money

Funds paid into the Plan by participants will be deposited in a special bank account to be known as the Comtech Employee Stock Purchase Plan Account. Such funds will be applied in accordance with the provisions of the Plan and will bear no interest. The issuance of shares of Common Stock to a participant under the Plan shall be recorded in the books and records of the Company (or its transfer agent) as soon as practicable after the applicable Purchase Date, and, simultaneous with such recording, the funds will be paid over to the Company. Any shares of Common Stock issued under the Plan shall be in uncertificated form.

(11) Cancellation of Participation

Any participating employee may cancel his participation in the Plan at any time by giving written notice of cancellation to the Company not less than 10 business days prior to any Purchase Date. In such event the amount then held for such employee in the Comtech Employee Stock Purchase Plan Account will be refunded.

Any employee who cancels his participation in the Plan may subscribe in the manner prescribed in Section 7 hereof to subsequent offerings which commence at least six months after such cancellation.

(12) Interest

No interest will be paid or allowed under any circumstances on any money paid under the Plan by participating employees.

(13) Rights Not Transferable

An employee’s rights under the Plan belong to the employee and may not be transferred or assigned to or availed of for any purpose by any other person during the employee’s lifetime.

(14) Termination of Rights

Upon termination of employment for any reason other than retirement, disability or death, the participating employee or his estate will be refunded the amount then held for such employee in the Comtech Employee Stock Purchase Plan Account. In the case of retirement (as determined by the Company), disability (as defined under the applicable long-term disability plan) or death, the participating employee or his estate (in the case of death) may elect within thirty days after the happening of such event to (i) receive in cash the amount then held for the employee in the Comtech Employee Stock Purchase Plan Account, or (ii) have the amount then held for the employee applied to the purchase of as many full shares as such amount will purchase at the applicable purchase price determined as of the Offering Date, and any remaining balance refunded. A failure to make such election within the said thirty-day period will be treated as notice of cancellation and the amount then held for the employee will be refunded.

(15) Persons to Whom Shares will be Issued

Unless otherwise directed, any shares issued under the Plan will be recorded in the books and records of the Company (or its transfer agent) in the name of the participating employee. However, the employee may direct registration of the shares in his name and in the name of one other person, but only as tenants by the entireties or joint tenants with right of survivorship.

(16) Amendment or Discontinuance of Plan

The Board of Directors of the Company (the “Board”) shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no employee’s then existing rights are adversely affected, and provided further that no such amendment of the Plan shall, without Stockholder approval to the extent required by Section 423 of the Code: (i) increase the total number of shares of Common Stock to be offered (subject to adjustment under Section 17), (ii) change the formula for determining the price at which the shares will be paid, (iii) increase the maximum number of shares which an eligible employee may purchase, or (iv) extend the duration of the Plan. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan (subject to adjustment under Section 17) have been issued under the terms of the Plan.

(17) Adjustment of Subscription

In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of shares of the Common Stock of the Company, the Board may make such adjustment as it may deem appropriate in the number, kind and subscription price of shares available for purchase under the Plan.

(18) Coordination with 401(k) Plan

In the event a participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company, a subsidiary or parent corporation or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan, such participant’s payroll deductions and the purchase of shares of Common Stock under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the twelve (12) month period after such hardship withdrawal. If such a participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in the Comtech Employee Stock Purchase Plan Account at the time of withdrawal that has not already been applied to purchase shares of Common Stock, such cash balance shall be returned to the participant as soon as administratively practicable.

(19) Administration

The Plan shall be administered by a committee appointed by the Board (or if no Committee is appointed by the Board, the Board) (the “Committee”), and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the laws of, countries other than the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent to administer the Plan, purchase and sell shares of Common Stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(20) Use of Funds

Notwithstanding anything herein to the contrary, all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(21) Regulations and Other Approvals

The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

To the extent required, the Plan is intended to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(22) Withholding of Taxes

If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such participant pursuant to such participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, such participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the participant the Company, any subsidiary or parent corporation is required to withhold.

Notwithstanding anything herein to the contrary, the Company and each subsidiary and parent corporation shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, the Company or any subsidiary or parent corporation may require a participant to remit an amount equal to the required withholding amount and may invalidate any election if the participant does not remit applicable withholding taxes.

Notwithstanding anything herein to the contrary, with respect to any share or shares issued to a participant pursuant to the participant’s exercise of an option hereunder, the participant shall only be permitted to sell such shares through the Company’s transfer agent prior to the expiration of the latest to occur of the two-year period commencing on the day after the Offering Date or the one-year period commencing on the day after the Purchase Date. During such periods, participants shall not be entitled to transfer to their own brokerage account any share or shares issued to the participant pursuant to the participant’s exercise of an option hereunder. For the avoidance of doubt, the restrictions set forth in the preceding two sentences shall not apply to any dispositions or transfers occurring outside of the two-year period commencing on the day after the Offering Date or outside the one-year period commencing on the day after the Purchase Date.

(23) No Employment Rights

The establishment and operation of this Plan shall not confer any legal rights upon any participant or other person for a continuation of employment, nor shall it interfere with the rights of the Company or a subsidiary or parent corporation to discharge any employee and to treat him without regard to the effect which that treatment might have upon him as a participant or potential participant under the Plan.

(24) Electronic Communications

Notwithstanding anything else herein to the contrary, any subscription agreement, authorization/subscription form or other document or notice required or permitted by the Plan that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures may also be electronic if permitted by the Committee.

(25) Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(26) Construction

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

The Fiscal 2018 Annual Meeting of Stockholders of
Comtech Telecommunications Corp.
Will be held at 10 a.m., Eastern Time, on December 4, 2018 at
68 South Service Road (Lower Level Auditorium), Melville, New York 11747

FROM KENNEDY AIRPORT
TAKE JFK EXPRESSWAY EAST TO BELT PARKWAY EAST (BECOMES SOUTHERN STATE PARKWAY AT NASSAU COUNTY BORDER). TAKE SOUTHERN STATE PARKWAY EAST TO EXIT 28A NORTH (RT 135). TAKE RT. 135 NORTH TO LONG ISLAND EXPRESSWAY EAST (495). TAKE LIE TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM LAGUARDIA AIRPORT
TAKE GRAND CENTRAL PARKWAY TO LONG ISLAND EXPRESSWAY (495). TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM MANHATTAN
TAKE THE MID-TOWN TUNNEL TO LONG ISLAND EXPRESSWAY (495). TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM EASTERN LONG ISLAND
TAKE THE LONG ISLAND EXPRESSWAY (495) WEST TO EXIT 48 (ROUND SWAMP ROAD). TURN LEFT ONTO ROUND SWAMP ROAD. MAKE IMMEDIATE TURN LEFT ONTO THE SOUTH SERVICE ROAD GOING EAST. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

COMTECH TELECOMMUNICATIONS CORP.
68 South Service Road, Suite 230
Melville, NY 11747
TEL: (631) 962-7000 • FAX: (631) 962-7001
www.comtechtel.com

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

COMTECH TELECOMMUNICATIONS CORP. 68 SOUTH SERVICE ROAD, SUITE 230 MELVILLE, NY 11747
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COMTECH TELECOMMUNICATIONS CORP.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees	For	Against	Abstain
1a. Robert G. Paul	☐	☐	☐

1b. Lawrence J. Waldman	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.						For	Against	Abstain

2. Approval, on an advisory basis, of the compensation of our Named Executive Officers.						☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.						For	Against	Abstain

3. Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm.						☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.						For	Against	Abstain

4. Approval of the Second Amended and Restated 2001 Employee Stock Purchase Plan (the "Plan"), which includes an increase in the number of shares of our Common Stock available for purchase under the Plan.
						☐	☐	☐

NOTE: This proxy will be voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature [Joint Owners]	Date

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
COMTECH TELECOMMUNICATIONS CORP.

December 4, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

COMTECH TELECOMMUNICATIONS CORP.

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred Kornberg and Michael D. Porcelain, and each of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the "Company") to be held at Comtech Telecommunications Corp., 68 South Service Road, Lower Level Auditorium, Melville, New York 11747 on December 4, 2018, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card and in their discretion, upon such other matters as may come before the meeting.

This proxy will be voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side